UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☑	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under § 240.14a-12

Accelerate Diagnostics, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.
☐	Fee computed below per Exchange Act Rules 14a-6(i)(1) and 0-11.
1) Title of each class of securities to which transaction applies:
2) Aggregate number of securities to which transaction applies:
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
4) Proposed maximum aggregate value of transaction:
5) Total fee paid:
☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

[PRELIMINARY COPY - SUBJECT TO COMPLETION]

ACCELERATE DIAGNOSTICS, INC.

3950 South Country Club Road, Suite 470

Tucson, Arizona 85714

(520) 365-3100

April [•], 2021

To the Shareholders of Accelerate Diagnostics, Inc.:

You are cordially invited to attend the 2021 Annual Meeting of Shareholders of Accelerate Diagnostics, Inc., a Delaware corporation (the “Company”), which will be held on Friday May 7, 2021 at 11:00 a.m., local time. Because of the unprecedented COVID-19 pandemic, the annual meeting will be held virtually. To participate in the virtual meeting, click on https://www.colonialstock.com/vm/axdx.htm. The proxy statement and related proxy materials that follow describe the business to be conducted at the meeting.

Also enclosed with the proxy materials is our combined Annual Report to Shareholders and Annual Report on Form 10-K for the year ended December 31, 2020 (including the audited financial statements contained therein). We urge you to read the information contained in the proxy materials carefully. In addition to the business to be transacted as described in the proxy statement, management will speak on our recent developments and respond to comments and questions of general interest to shareholders.

It is important that your shares be represented and voted whether or not you plan to attend the meeting virtually. Accordingly, the Company’s Board of Directors is soliciting your proxy. You may vote on the Internet, by telephone or by completing and mailing the enclosed proxy card or the form forwarded by your bank, broker or other holder of record. Voting over the Internet, by telephone or by written proxy will ensure your shares are represented at the meeting. Voting on the Internet or by telephone may not be available to all shareholders. Please review the instructions on the proxy card or the information forwarded by your bank, broker or other holder of record regarding each of these voting options.

On behalf of the Board of Directors, I would like to express our appreciation for your support of the Company.

Sincerely,

/s/ Jack Phillips
Jack Phillips
President and Chief Executive Officer

[PRELIMINARY COPY - SUBJECT TO COMPLETION]

ACCELERATE DIAGNOSTICS, INC.

3950 South Country Club Road, Suite 470

Tucson, Arizona 85714

(520) 365-3100

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To be held on Friday, May 7, 2021

To the Shareholders of Accelerate Diagnostics, Inc.:

Notice is hereby given that the 2021 Annual Meeting (the “Annual Meeting”) of the shareholders (the “Shareholders”) of Accelerate Diagnostics, Inc., a Delaware corporation (the “Company”), will be held at 11:00 a.m., local time, on Friday, May 7, 2021, and any continuations, postponements or adjournments thereof. Because of the unprecedented COVID-19 pandemic, the Annual Meeting will be held virtually. To participate in the virtual meeting, click on https://www.colonialstock.com/vm/axdx.htm. The Annual Meeting will be held for the following purposes:

1.	to elect the following nine persons to serve as directors of the Company until the 2022 Annual Meeting of Shareholders and thereafter until their successors have been elected and qualified: John Patience, Jack Phillips, Mark C. Miller, Jack Schuler, Matthew W. Strobeck, Ph.D., Frank J.M. ten Brink, Charles Watts, M.D., Tom D. Brown, and Louise L. Francesconi;

2.	to approve an amendment to the Company’s Certificate of Incorporation to increase the total number of authorized shares of the Company’s common stock by 15,000,000 shares, to a total of 100,000,000 shares;

3.	to ratify the selection of Ernst & Young LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2021; and

4.	to transact such other business as may properly come before the meeting or any continuation, postponement or adjournment thereof.

The foregoing items of business are more fully described in the accompanying proxy statement. We are not aware of any other business to be considered at the Annual Meeting.

The Company’s Board of Directors has fixed the close of business on March 11, 2021 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting and at any continuation, postponement or adjournment thereof. There were 61,226,305 shares of the Company’s common stock issued and outstanding as of the record date, each of which entitles the holder thereof to one vote at the Annual Meeting. Your proxy is being solicited by the Board of Directors.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON FRIDAY, MAY 7, 2021:

The proxy statement for the Annual Meeting and the combined Annual Report to Shareholders and Annual Report on Form 10-K for the year ended December 31, 2020 are available at www.proxyvote.com

By Order of the Board of Directors,

/s/ Jack Phillips
Jack Phillips
President and Chief Executive Officer

Tucson, Arizona

April [•], 2021

ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING BY FOLLOWING THE VIRTUAL MEETING INSTRUCTIONS. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING VIRTUALLY, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. YOU ALSO MAY VOTE YOUR SHARES ON THE INTERNET OR BY TELEPHONE BY FOLLOWING THE INSTRUCTIONS ON YOUR PROXY CARD.

EVEN IF YOU HAVE PROVIDED US WITH YOUR PROXY, YOU MAY STILL VOTE IF YOU ATTEND THE VIRTUAL ANNUAL MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE ANNUAL MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

ACCELERATE DIAGNOSTICS, INC.

3950 South Country Club Road, Suite 470

Tucson, Arizona 85714

(520) 365-3100

PROXY STATEMENT

Dated April [•], 2021

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 7, 2021

GENERAL

This proxy statement (“Proxy Statement”) is being furnished to the shareholders (the “Shareholders”) of Accelerate Diagnostics, Inc., a Delaware corporation (the “Company”), in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board”) from the Shareholders for use at the 2021 Annual Meeting of Shareholders to be held at 11:00 a.m., local time, on Friday, May 7, 2021, and any continuations, postponements or adjournments thereof (the “Annual Meeting”). Because of the unprecedented COVID-19 pandemic, the Annual Meeting will be held virtually. To participate in the virtual meeting, click on https://www.colonialstock.com/vm/axdx.htm. This Proxy Statement and the accompanying Notice and proxy card are first being mailed to Shareholders on or about April [●], 2021.

INFORMATION ABOUT THE ANNUAL MEETING

When and where is the Annual Meeting?

The Annual Meeting will be held at 11:00 a.m., local time, on Friday, May 7, 2021. Because of the unprecedented COVID-19 pandemic, the Annual Meeting will be held virtually. To participate in the virtual meeting, click on https://www.colonialstock.com/vm/axdx.htm.

Why did I receive these materials?

Our Board has provided these proxy materials to you, in connection with our Board’s solicitation of proxies for use at the Annual Meeting. As a Shareholder, you are invited to attend the Annual Meeting virtually and voting per the virtual meeting instructions or you may vote by proxy on the proposals described in this Proxy Statement.

What is included in the proxy materials?

The proxy materials include:

•	this Proxy Statement;

•	the proxy card or voting instruction form; and

•	our Annual Report on Form 10-K for the year ended December 31, 2020 (the "Annual Report").

What is being considered at the Annual Meeting?

At the Annual Meeting, our Shareholders will be acting on the following proposals:

1.	to elect the following nine persons to serve as directors of the Company until the 2022 Annual Meeting of Shareholders and thereafter until their successors have been elected and qualified: John Patience, Jack Phillips, Mark C. Miller, Jack Schuler, Matthew W. Strobeck, Ph.D., Frank J.M. ten Brink, Charles Watts, M.D., Tom D. Brown, and Louise L. Francesconi;

2.	to approve an amendment to the Company’s Certificate of Incorporation to increase the total number of authorized shares of the Company's common stock, par value $0.001 per share ("Common Stock") by 15,000,000 shares, to a total of 100,000,000 shares;

3.	to ratify the selection of Ernst & Young LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2021; and

4.	to transact such other business as may properly come before the meeting or any continuation, postponement or adjournment thereof.

In addition, our management will report on our progress and respond to your questions.

Who is entitled to vote at the Annual Meeting?

You may vote at the Annual Meeting if you owned shares of Common Stock as of the close of business on the record date, which was March 11, 2021 (the "Record Date"). You are entitled to one vote for each share of Common Stock that you held as of the record date.

How many shares are eligible to be voted at the Annual Meeting?

There were 61,226,305 shares of Common Stock issued and outstanding as of the Record Date, each of which entitles the holder thereof to one vote at the Annual Meeting.

How do I vote?

You can vote in the following ways:

•	by attending the virtual Annual Meeting and voting per the virtual meeting instructions;

•	over the Internet or by telephone using the instructions on the enclosed proxy card;

•	by completing, signing, dating and returning the enclosed proxy card (applicable only to Shareholders of record); or

•	by following the instructions on the voting instruction form (applicable only to beneficial holders of shares of Common Stock held in “street name”).

What if I return my proxy card but do not include voting instructions?

Proxies that are signed and returned but do not include voting instructions will be voted in accordance with the Board’s recommendations, which are as follows:

•	FOR the election of the nine director nominees (Proposal 1);

•	FOR the approval of the proposed amendment to the Company’s Certificate of Incorporation (Proposal 2); and

•	FOR the ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2021 (Proposal 3).

How do I vote if I hold shares registered in “street name”?

If, on the Record Date, your shares were not held in your name, but rather were held in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and the proxy materials were forwarded to you by that organization. The organization holding your account is considered to be the Shareholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares held in your account. You will receive a voting instruction form from your broker or other agent asking you how your shares should be voted. Please complete the form and return it as provided in the instructions.

You are also invited to attend the virtual Annual Meeting. However, since you are not the Shareholder of record, you may not vote your shares at the Annual Meeting unless you request and obtain a valid proxy from your broker or other agent. If you want to attend the virtual Annual Meeting, you must provide proof of beneficial ownership as of the Record Date, such as your voting instruction card with your control number provided by your broker or other agent, or other similar evidence of ownership. Whether or not you plan to attend the virtual Annual Meeting, we urge you to provide voting instructions to your broker or other agent in advance of the Annual Meeting to ensure your vote is counted. Your broker or other agent will furnish you with additional information regarding the submission of such voting instructions.

Will my shares be voted if I do not provide my proxy?

If you hold your shares directly in your own name, they will not be voted if you do not provide a proxy or attend the Annual Meeting and vote in accordance with the virtual meeting instructions.

If, however, you hold your shares in street name, your shares may be voted under certain circumstances. Brokers and other agents generally have the authority to vote customers’ un-voted shares on certain “routine” matters. The ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2021 (Proposal 3) is the only proposal at the Annual Meeting that we believe is routine. Accordingly, brokers and other agents that do not receive voting instructions from beneficial owners may vote on this proposal in their discretion. A “broker non-vote” occurs when the broker or other agent is unable to vote on a proposal because the proposal is non-routine and the beneficial owner does not provide instructions.

Can I change my mind after I return my proxy?

Yes. You may change your vote or revoke your proxy at any time before your proxy is voted at the Annual Meeting. If you are a Shareholder of record, you can do this by giving written notice to the corporate secretary, by submitting another proxy with a later date, or by attending the Annual Meeting and voting in accordance with the virtual meeting instructions. If you hold your shares in street name, you should consult with your broker or other agent regarding the procedures for changing your voting instructions.

How many votes must be present to hold the Annual Meeting?

Your shares are counted as present at the Annual Meeting if you attend the meeting and vote in accordance with the virtual meeting instructions or if you properly return a proxy by mail or the other methods described in these materials. In order for us to conduct business at the Annual Meeting, one third (1/3) of the shares of Common Stock entitled to vote as of the Record Date must be present in person or by proxy at the Annual Meeting. This is referred to as a quorum. In order to ensure that there is a quorum, it may be necessary for certain directors, officers, regular employees and other representatives of the Company to solicit proxies by telephone, facsimile or in person. These persons will receive no extra compensation for their services.

If a quorum is not present, then either the Chairman of the Annual Meeting or the Shareholders may adjourn the meeting until a later time. Abstentions and broker non-votes are counted as present or represented for purposes of determining the presence or absence of a quorum.

What vote is required to approve each item of business to be considered at the Annual Meeting?

The following table describes the voting requirement for each proposal (assuming a quorum is present):

Proposal 1: Election of Directors	Election of a director requires the affirmative vote of the holders of a plurality of the shares for which votes are cast. The nine persons receiving the greatest number of votes will be elected as directors. Since only affirmative votes count for this purpose, a properly executed proxy marked “WITHHOLD AUTHORITY” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. Broker non-votes will not be treated as votes cast, and therefore will have no effect on the outcome of the proposal. Shareholders may not cumulate votes in the election of directors.
Proposal 2: Amendment of Certificate of Incorporation	Pursuant to applicable Delaware law, approval of the amendment of our Certificate of Incorporation requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock. Abstentions and broker non-votes will have the same effect as a vote cast against the proposal.
Proposal 3: Ratification of Independent Registered Public Accounting Firm	The proposal will be approved if a majority of the votes cast are voted in favor of the proposal. Abstentions and broker non-votes will not be treated as votes cast for or against the proposal, and therefore will have no effect on the outcome of the proposal.

How will voting on any other business be conducted?

Although we do not know of any business to be conducted at the Annual Meeting other than the proposals described in this Proxy Statement, if any other business comes before the Annual Meeting, your signed proxy card gives authority to the proxy holder(s) to vote on those matters at their discretion.

Can I dissent or exercise rights of appraisal?

Under Delaware law, shareholders are not entitled to dissenters’ rights in connection with any of the proposals to be presented at the Annual Meeting or to demand appraisal of their shares as a result of the approval of any of the proposals.

Who will bear the costs of this solicitation?

We will bear the entire cost of solicitation of proxies, including the preparation, assembly, printing and mailing of the proxy materials. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to the beneficial owners. We may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to the beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, facsimile or personal solicitation by our directors, officers or other regular employees. These persons will receive no extra compensation for their services.

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Directors, Director Nominees and Executive Officers

The following table sets forth certain information with respect to the current directors, director nominees and executive officers of our Company:

Name	Age as of Annual Meeting	Position
Thomas D. Brown	73	Director
Roland Diggelmann*	54	Director
Louise L. Francesconi	68	Director
Mark C. Miller	65	Director
John Patience	73	Chairman of the Board of Directors
Jack Phillips	55	President, Chief Executive Officer and Director
Jack Schuler	80	Director
Matthew W. Strobeck, Ph.D.	48	Director
Frank J.M. ten Brink	64	Director
Charles Watts, M.D.	78	Director
Steve Reichling	42	Chief Financial Officer
Ron Price	57	Chief Commercial Officer, Americas

* Mr. Diggelmann is retiring as a member of the Board and is not standing for re-election at the Annual Meeting.

Thomas D. Brown has served as a Director of the Company since March 14, 2017. Mr. Brown has more than 30 years’ experience in the clinical diagnostics industry. Beginning his career with the Abbott Laboratories Diagnostics Division (ADD) in 1974, Mr. Brown held numerous sales, marketing and general management positions of increasing responsibility. He served in various positions there including Divisional Vice President of Sales within the United States and Divisional Vice President and General Manager of the Western Hemisphere, and by 1993 he was Corporate Vice President of Worldwide Diagnostic Commercial Operations. He was named Senior Vice President before becoming President of the Diagnostic Division, the role he served until his retirement in 2002. Mr. Brown has previously served on the boards of Cepheid, Inc., Ventana Medical Systems, Inc., Quidel Corporation (NASDAQ: QDEL), and Stericycle, Inc. (NASDAQ: SRCL). He received a Bachelor of Arts degree from the State University of New York at Buffalo.

Louise L. Francesconi has served as a Director of the Company since December 2, 2019. Before retiring, Ms. Francesconi served as President of Raytheon Missile Systems, a defense electronics corporation, from 1997 to 2008. During her tenure at Raytheon, Ms. Francesconi was named three times by Fortune Magazine to its 50 Most Powerful Women in Business list. Ms. Francesconi currently serves as a director of US Energy Corporation and as Chairman of the Board of Trustees for Tucson Medical Center, a regional hospital. Ms. Francesconi has previously served as a director of Stryker Corporation, a medical technology company. Ms. Francesconi received a B.S. degree in Economics from Scripps College and an M.B.A. from the University of California, Los Angeles.

Mark C. Miller has served as a Director of the Company since November 5, 2013. Before retiring, Mr. Miller served as Chief Executive Officer of Stericycle (NASDAQ: SRCL) from 1992 to 2012. Prior to joining Stericycle, Mr. Miller served as Vice President for the Pacific, Asia and Africa in the international division of Abbott Laboratories, a diversified health care company, which he joined in 1976 and where he held a number of management and marketing positions. Mr. Miller formerly served as a director of Stericycle and Ventana Medical Systems, Inc., a developer and supplier of automated diagnostic systems. He received a B.S. degree in computer science from Purdue University, where he graduated Phi Beta Kappa.

John Patience has served as a Director of the Company and board chairman since June 26, 2012. Mr. Patience also serves as a director and chairman of the board of Biodesix, Inc. (NASDAQ: BDSX), another medical diagnostics company. Mr. Patience is a founding partner of Crabtree Partners, a private equity investment firm. Mr. Patience served as a director of Ventana Medical Systems, Inc. from 1989 and as Vice Chairman from 1999 until Ventana’s acquisition by Roche in 2008. Mr. Patience served as a director of Stericycle, Inc. (NASDAQ: SRCL) since its founding in 1989 until June of 2018. Mr. Patience was previously a partner of a venture capital investment firm that provided both Ventana and Stericycle with early stage funding. Mr. Patience also was previously a partner in the consulting firm of McKinsey & Co., Inc., specializing in health care. Mr. Patience holds a B.A. in Liberal Arts and an L.L.B. from the University of Sydney, Australia, and an M.B.A. from the University of Pennsylvania’s Wharton School of Business.

Jack Phillips has served as a Director of the Company and as the Company’s President and Chief Executive Officer since February 1, 2020. From August 2019 to January 2020, Mr. Phillips served as the Company’s Chief Operating Officer. Prior to joining the Company, Mr. Phillips served as President and Chief Executive Officer of Roche Diagnostics Corporation, a division of Roche Holding AG, a biotech company, from January 2010 through August 2019. As President and Chief Executive Officer of Roche Diagnostics Corporation, Mr. Phillips was accountable for commercial operations, performance and strategy of approximately 4,200 employees in the United States and Canada. He also served as a member of Roche’s global Diagnostics Leadership Team. Prior to his role as President and Chief Executive Officer of Roche Diagnostics Corporation, Mr. Phillips held senior leadership roles at Ventana Medical Systems, a cancer diagnostic company and a member of the Roche Group, including Senior Vice President of Commercial Operations for North America and Japan from July 1999 to December 2009. Before joining Ventana Medical Systems, Mr. Phillips worked at Bayer Diagnostics and Motorola. Mr. Phillips holds a B.S. in marketing from Northern Kentucky University.

Jack Schuler has served as a Director of the company since June 26, 2012. Mr. Schuler is a founding partner of Crabtree Partners, a private investment firm. Mr. Schuler served as a Director of Ventana Medical Systems, Inc. from 1991 and as Chairman of the Board from 1995 until Ventana’s acquisition by Roche in 2008. Mr. Schuler held various executive positions at Abbott Laboratories from December 1972 through August 1989, including President and Chief Operating Officer. Mr. Schuler previously served on the boards of Abbott Laboratories, Medtronic (Lead Director) and Stericycle (Chairman), and Quidel Corp. He is currently a director of Biodesix, Inc. (NASDAQ: BDSX). Mr. Schuler holds a B.S. in Mechanical Engineering from Tufts University and an M.B.A. from Stanford University.

Matthew W. Strobeck, Ph.D. has served as a Director of the Company since July 7, 2012. Dr. Strobeck is currently the Managing Partner of Birchview Capital. Dr. Strobeck was a Partner and Member of the Management Committee and Advisory Board of Westfield Capital Management from 2008 until 2011, having served as a member of the investment team, specializing in healthcare and life sciences, from May 2003 to June 2008. Dr. Strobeck currently serves on the boards of Quidel Corporation, a provider of rapid diagnostic testing solutions, Tepha Inc., a medical device company, Biodesix, a private diagnostic company, and Monteris Medical, a medical device company. Dr. Strobeck received his B.S. from St. Lawrence University, a Ph.D. from the University of Cincinnati, a S.M. from the Harvard University/MIT Health Sciences Technology Program, and a S.M. from the MIT Sloan School of Management.

Frank J.M. ten Brink has served as a Director of the Company since March 6, 2013. Mr. ten Brink currently serves as an executive consultant to Stericycle, Inc. (NASDAQ: SRCL). Until October 2017 he was Senior Vice President of Mergers and Acquisitions at Stericycle where he also served as Executive Vice President, Chief Financial Officer and Chief Administrative Officer from June 1997 to August 2014. He has over 16 years of finance experience in high growth environments, mergers and acquisitions. Prior to joining Stericycle, he was Senior Vice President and Chief Financial Officer with Telular Corporation. Between 1991 and 1995, he was Vice President and Chief Financial Officer of Hexacomb Corporation. Mr. ten Brink studied International Business at the Netherlands School of Business and received an M.B.A. degree in Finance from the University of Oregon.

Charles Watts, M.D. has served as a Director of the Company since November 14, 2017. Until his retirement, Dr. Watts served as Chief Medical Officer at Northwestern Memorial Hospital (NMH) and Associate Dean for Clinical Affairs at the Feinberg School of Medicine, Northwestern University from 2001 to 2011. Prior to his tenure at Northwestern, Dr. Watts served as Chief of Clinical Affairs and Associate Dean at the University of Michigan Medical Center. He has also served as Executive in Residence for the Health Management Academy, as an active faculty member of a nationally based Physician Leadership Program. Dr. Watts has served as a Director of Providence Health and Services (Seattle, Washington) from 2012 to 2016 where he chaired the Quality and Patient Safety Improvement Committee, and recently served as a Trustee of Swedish Health Services, Inc. until June of this year. He currently serves as a Trustee on the Institute for Systems Biology Board (Seattle, Washington). He received his undergraduate and medical degrees from the University of Michigan.

Steve Reichling has served as the Company’s Chief Financial Officer since September 10, 2012. Prior to joining the Company, Mr. Reichling served as general manager of Spring Bioscience Corp., a subsidiary of Roche Tissue Diagnostics. From January 2003 to December 2009, Mr. Reichling held various finance, accounting and operations leadership roles at Roche Tissue Diagnostics and Ventana Medical Systems, Inc., including director of finance and operations, manager of business development finance, and head of Internal Audit and Sarbanes Oxley Compliance. From 2002 to 2003, Mr. Reichling was an auditor at Ernst & Young LLP. Mr. Reichling received his B.S. in accounting and entrepreneurship from the University of Arizona.

Ron Price has served as the Company's Chief Commercial Officer, Americas, since March 2020, and was previously Head of Commercial Operations, Americas since April 2015. Mr. Price has over 20 years of commercial operations experience and a proven track record of leading sales and marketing teams to achieve double-digit revenue growth and strong bottom-line performance. Prior to joining the Company, Mr. Price served as Vice President, Commercial Operations for Roche Point of Care managing all commercial responsibilities across three separate product lifecycles. In addition, Mr. Price held a number of sales, marketing, and leadership roles with Ventana Medical Systems from 2001 to 2012 following 5 years at Bayer Healthcare Diagnostics. Mr. Price holds a B.S. in Clinical Laboratory Sciences, Cytology from the University of Oklahoma.

There are no agreements or understandings for any of our executive officers or directors to resign at the request of another person and no officer or director is acting on behalf of nor will any of them act at the direction of any other person. Mr. Diggelmann has decided not to stand for re-election at the 2021 Annual Meeting because he is principally located in Europe, and the COVID-19 pandemic has made traveling to the United States for in-person board meetings difficult.

Directors are elected to serve until their successors are duly elected and qualified.

Pursuant to Mr. Phillips’ employment agreement entered into with the Company on January 31, 2020, so long as Mr. Phillips is employed as the Company’s Chief Executive Officer, the Company will use its reasonable efforts, subject to applicable law and the rules of NASDAQ and the Company’s Amended and Restated Bylaws, to cause Mr. Phillips to be nominated for election to the Board at the Company’s annual shareholder meeting.

Director Independence

The Board has affirmatively determined that directors Brown, Diggelmann, Francesconi, Miller, Patience, Schuler, Strobeck, ten Brink, and Watts (constituting a majority of the full Board) are “independent directors” under NASDAQ Listing Rule 5605(a)(2) and the related rules of the U.S. Securities and Exchange Commission (the “SEC”). The Company’s independent directors conduct executive sessions at regularly scheduled meetings as required by NASDAQ Listing Rule 5605(b)(2).

Family Relationships

There are no family relationships among any of our directors and executive officers.

Board Leadership Structure

The Board does not have an express policy regarding the separation of the roles of Chief Executive Officer (“CEO”) and Board Chairman, as the Board believes it is in the best interests of the Company to make that determination based on the position and direction of the Company and the membership of the Board. Currently, Jack Phillips serves as the Company’s President and CEO and John Patience serves as the Chairman of the Board. The Board believes that its current leadership structure best serves the objectives of the Board’s oversight of management; the ability of the Board to carry out its roles and responsibilities on behalf of the shareholders; and the Company’s overall corporate governance. The Board also believes that the current separation of the Chairman and CEO roles allows the CEO to focus his time and energy on operating and managing the Company and leverage the experience and perspectives of the Chairman.

Board Oversight of Risk Management

The full Board has responsibility for general oversight of risks facing the Company. The Board is informed by senior management on areas of risk facing the Company and periodically conducts discussions regarding risk assessment and risk management. The Board believes that evaluating how the executive team manages the various risks confronting the Company is one of its most important areas of oversight. While the Board has the ultimate oversight responsibility for the risk management process, various committees of the Board also have responsibility for risk management. For example, the Audit Committee reviews and assesses the Company’s processes to manage financial reporting risk and to manage investment, tax, and other financial risks, and the Compensation Committee oversees risks relating to the compensation and incentives provided to our executive officers. Finally, management periodically reports to the Board or relevant committee, which provides guidance on risk assessment and mitigation.

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”), as amended, requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of securities ownership and changes in such ownership with the SEC.

Based solely upon a review of such forms filed electronically with the SEC or written representations that no Form 5s were required, the Company believes that all Section 16(a) filing requirements were timely met during the year ended December 31, 2020.

Code of Ethics

The Company has adopted a code of ethics for its principal executive officer and senior financial officers and a code of ethics and standards of conduct that is applicable to all directors, officers and employees, a copy of which is available online at https://ir.axdx.com/governance-documents. Shareholders may also request a free copy of these documents from: ACCELERATE DIAGNOSTICS, INC., 3950 South Country Club Road, Suite 470, Tucson, Arizona 85714, Attn: Corporate Secretary.

Director Meeting Attendance

During the year ended December 31, 2020, the Board held six meetings of the full Board and one meeting of a special committee of the Board, The Board also took action by written consent on five occasions. During the year ended December 31, 2020, each member of the Board attended at least 75% of the aggregate of all meetings of the Board and the meetings of the committees on which he or she served (during the periods for which he or she served).

The Company does not have a written policy requiring directors to attend the annual meeting, but attendance is encouraged. Last year, six of the directors attended our 2020 Annual Meeting of Shareholders.

Board Committees

Audit Committee

The Board maintains a standing Audit Committee comprised of Messrs. ten Brink (Chairman) and Miller and Dr. Strobeck. Each member of the Audit Committee satisfies the applicable independence standards specified in the NASDAQ Listing Rules and the related rules of the SEC pertaining to audit committees and has been determined by the Board to be “financially literate” with accounting or related financial management experience. The Board has also determined that Mr. ten Brink is an “audit committee financial expert” as defined under SEC rules and regulations, and qualifies as a financially sophisticated audit committee member as required under Rule 5605(c)(2)(A) of the NASDAQ Listing Rules. The Audit Committee has a written charter, a copy of which is available online at https://ir.axdx.com/corporate-governance. The Audit Committee met seven times during the year ended December 31, 2020.

The Audit Committee's responsibilities include overseeing the qualifications, independence and performance of our independent registered public accounting firm; evaluating the Company’s accounting policies and system of internal controls; and reviewing significant financial transactions. In carrying out this purpose, the Audit Committee maintains and facilitates free and open communication between the Board, the independent registered public accounting firm, and our management.

Compensation Committee

The Board maintains a standing Compensation Committee comprised of Messrs. Brown (Chairman) and Patience, Ms. Francesconi and Dr. Watts. Each member of the Compensation Committee satisfies the applicable independence standards specified in the NASDAQ Listing Rules and the related rules of the SEC pertaining to compensation committees. All members of the Compensation Committee also qualify as non-employee directors under Exchange Act Rule 16b-3 and as outside directors under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The Compensation Committee has a written charter, a copy of which is available online at https://ir.axdx.com/corporate-governance. The Compensation Committee met four times and took action by written consent on seven occasions during the year ended December 31, 2020.

The Compensation Committee’s responsibilities include reviewing the compensation arrangements for the Company’s executive officers, including the CEO; administering the Company’s equity compensation plans; and reviewing the compensation of the Board. In its discretion, the Compensation Committee may delegate certain of its authority and responsibilities to one or more subcommittees comprised entirely of members of the Compensation Committee.

Nominating and Governance Committee

The Board maintains a standing Nominating and Governance Committee comprised of Messrs. Miller (Chairman), Diggelmann, Schuler and Dr. Watts. Each member of the Nominating and Governance Committee satisfies the applicable independence standards specified in the NASDAQ Listing Rules. The Nominating and Governance Committee has a written charter, a copy of which is available online at https://ir.axdx.com/corporate-governance. The Nominating and Governance Committee met twice as part of a board meeting during the year ended December 31, 2020.

The Nominating and Governance Committee’s responsibilities include determining the qualifications, qualities, skills, and other expertise required to be a director; recommending to the criteria to be considered in selecting director nominees; identifying and screening individuals qualified to become members of the Board; making recommendations to the Board regarding the selection and approval of director nominees; overseeing the Company’s corporate governance policies, practices and procedures; assisting the Board in assessing director independence; and reviewing the structure and composition of Board committees and recommending to the Board, if desirable, changes in their number, responsibilities and membership.

Director Nominations

The Nominating and Governance Committee is responsible for identifying and screening potential candidates and recommending qualified candidates to the Board for nomination. The Nominating and Governance Committee seeks to ensure that the Board is composed of members whose particular experience, qualifications, attributes and skills, when taken together, will allow the Board to satisfy its oversight obligations effectively. In selecting Board candidates, the Nominating and Governance Committee’s goal is to identify persons who it believes have appropriate expertise and experience to contribute to the oversight of a company of the Company’s nature while also reviewing other appropriate factors, including those discussed below under “Qualifications of Director Nominees.”

On August 2, 2019, the Board amended and restated the Company’s prior bylaws, which, among other things, incorporated advance notice provisions relating to certain timing and information requirements for shareholder nominations for election to the Board brought before a meeting of the shareholders. Accordingly, pursuant to the Company’s Amended and Restated Bylaws, for the nomination of any person or persons for election to the Board by a shareholder of record, such shareholder must provide written notice to the Company’s Secretary that sets forth certain information about both the proposed nominee and the proposing shareholder by the applicable deadlines. See Section 2.12 of the Company’s Amended and Restated Bylaws and the section entitled “Shareholder Proposals and Director Nominations for the 2022 Annual Meeting” in this Proxy Statement for additional information. The Nominating and Governance Committee will consider director candidates recommended by shareholders in the same manner in which it evaluates candidates it identified, if such recommendations are properly submitted to the Company pursuant to the Company's Amended and Restated Bylaws.

Qualifications of Director Nominees

The Board and the Nominating and Governance Committee believe that each of the persons nominated for election at the Annual Meeting have the experience, qualifications, attributes and skills that, when taken as a whole, will enable the Board to satisfy its oversight responsibilities effectively. The Board and the Nominating and Governance Committee consider the following for each candidate, among other qualifications deemed appropriate, when evaluating the suitability of candidates for nomination as director: independence; integrity; personal and professional ethics; business judgment; ability and willingness to commit sufficient time to the Board; qualifications, attributes, skills and/or experience relevant to the Company’s business; educational and professional background; personal accomplishment; and national, gender, age, and ethnic diversity.

With regard to the nominees (each of whom is currently a member of our Board), the following specific factors were among those considered in determining that each nominee would make valuable contributions to the Board:

•	Thomas D. Brown: Mr. Brown has experience in serving as a director for other private and public companies in the medical diagnostics industry. Mr. Brown has previously served on the boards of Quidel Corporation (NASDAQ: QDEL), Stericycle, Inc. (NASDAQ: SRCL), Cepheid, Inc. and Ventana Medical Systems, Inc.

•	Louise L. Francesconi: Ms. Francesconi has experience serving as a director and executive for other private and public companies, including a medical technology company and a regional hospital.

•	Mark C. Miller: Mr. Miller has significant experience serving as a director and executive officer for other public companies, including Stericycle, Inc. (NASDAQ: SRCL) from 1992 until 2019 in a variety of roles including Chief Executive Officer, Executive Chairman and Chairman.

•	John Patience: In addition to his experience as Chairman of our Board of Directors, Mr. Patience also has a significant amount of experience in serving as a director for other public companies in the medical diagnostics industry. Mr. Patience served as a director of Ventana Medical Systems, Inc. from 1989 and as Vice Chairman from 1999 until Ventana’s acquisition by Roche in 2008. Mr. Patience also served as a director of Stericycle, Inc. (NASDAQ: SRCL) from 1989 to 2018, and currently serves as a director and chairman of the board of Biodesix, Inc. (NASDAQ: BDSX).

•	Jack Phillips: Mr. Phillips brings to our Board significant experience as a senior executive in the medical diagnostics industry, with particular experience in the commercialization of medical diagnostic products.

•	Jack Schuler: In addition to his experience as a member of our Board of Directors, Mr. Schuler has a significant amount of experience in serving as a director for other public companies in the medical diagnostics industry. Mr. Schuler served as a director of Ventana Medical Systems, Inc. from 1991 and as Chairman of the Board from 1995 until Ventana’s acquisition by Roche in 2008. Mr. Schuler has previously been a director of Abbott Laboratories, Medtronic (Lead Director) and Stericycle, Inc. (NASDAQ: SRCL) (Chairman), and currently serves as a director of Biodesix, Inc. (NASDAQ: BDSX).

•	Matthew W. Strobeck, Ph.D.: In addition to his experience as a member of our Board of Directors and a member of our Audit Committee, Dr. Strobeck also has experience in serving as a director for other private and public companies.

•	Frank J.M. ten Brink: In addition to his experience as a member of our Board of Directors and Chairman of our Audit Committee, Mr. ten Brink has significant experience as a financial executive of a public companies including most recently his role as Chief Financial Officer of Stericycle, Inc. (NASDAQ: SRCL) from 1997 to 2014.

•	Charles Watts, M.D.: Dr. Watts has experience as a Chief Medical Officer which contributes experience of clinical practice and healthcare administration. Dr. Watts currently serves as a Trustee on the Institute for Systems Biology Board (Seattle, Washington).

Shareholder Communications with the Board

Shareholders who wish to communicate with the Board of Directors or with a particular director may do so by sending a letter to the Corporate Secretary, 3950 South Country Club Road, Suite 470, Tucson, Arizona 85714. The Corporate Secretary will review all correspondence and regularly forward to the Board copies of all such correspondence that, in the opinion of the Corporate Secretary, deals with the functions of the Board or committees thereof or that the Corporate Secretary otherwise determines requires attention.

Hedging, Short Sales and Related Policies

Pursuant to the Company’s insider trading policy, all directors, officers and employees of the Company (collectively, “Team Members”), as well as their spouses, minor children, other persons living in their household and entities over which they exercise control, are prohibited from engaging in the following transactions in the Company’s securities unless advance unanimous approval is obtained from members of the compliance committee designated by the Board:

•	Hedging. Team Members may not enter into hedging or monetization transactions or similar arrangements with respect to the Company’s securities.

•	Short sales. Team Members may not sell the Company’s securities short;

•	Options trading. Team Members may not buy or sell puts or calls or other derivative securities on the Company’s securities; and

•	Trading on margin. Team Members may not hold the Company’s securities in a margin account or pledge the Company’s securities as collateral for a loan.

AUDIT COMMITTEE REPORT

The Audit Committee oversees the financial reporting process of our company on behalf of our Board. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in our Annual Report on Form 10-K for the year ended December 31, 2020 with management, including a discussion of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Audit Committee reviewed with Ernst & Young, LLP (“Ernst & Young”), our independent registered public accounting firm that was responsible for expressing an opinion on the conformity of those audited financial statements with U.S. generally accepted accounting principles and an opinion on our internal controls over financial reporting, its judgments about our accounting principles and the other matters required to be discussed by the applicable requirements of Public Company Accounting Oversight Board (PCAOB) and the SEC. The Audit Committee has received from Ernst & Young the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with Ernst & Young their independence. The Audit Committee has considered the effect of non-audit fees on the independence of Ernst & Young and has concluded that such non-audit services are compatible with the independence of Ernst & Young.

The Audit Committee discussed with Ernst & Young the overall scope and plans for its audits. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of its audits and quarterly reviews, its observations regarding our internal controls, and the overall quality of our financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board has approved, that the audited financial statements for the year ended December 31, 2020 be included in the Annual Report on Form 10-K for the year ended December 31, 2020 for filing with the SEC.

This report has been furnished by the members of the Audit Committee.

THE AUDIT COMMITTEE
Frank J.M. ten Brink, Chairman
Mark C. Miller
Matthew W. Strobeck, Ph.D.

COMPENSATION OVERVIEW

The purpose of this Compensation Overview section is to provide material information about the Company’s compensation philosophy, objectives and other relevant policies and to explain and put into context the material elements of the disclosure that follows in this Proxy Statement with respect to the compensation of our named executive officers (“NEOs”). For the year ended December 31, 2020, our NEOs were:

Jack Phillips, President and Chief Executive Officer (1)

Steve Reichling, Chief Financial Officer

Ron Price, Senior Vice President and Head of Commercial Operations, Americas

Lawrence Mehren, Former President and Chief Executive Officer (2)

(1)	In connection with Mr. Mehren’s retirement, the Board appointed Mr. Phillips as the Company’s President and Chief Executive Officer, effective February 1, 2020. Mr. Phillips had been serving as the Company’s Chief Operating Officer since August 2019.
(2)	Mr. Mehren resigned as the Company’s President and Chief Executive Officer and as a director of the Company, effective January 31, 2020.

Determining Executive Compensation

On an ongoing basis, the Compensation Committee reviews the performance and compensation of our President and Chief Executive Officer (“CEO”) and the Company’s other executive officers.

Our President and CEO provides input to the Compensation Committee regarding the performance of the other NEOs and offers recommendations regarding their compensation packages in light of such performance. The Compensation Committee is ultimately responsible, however, for determining the compensation of the NEOs, including our President and CEO.

Compensation Philosophy and Objectives

The Compensation Committee and the Board believe that the Company’s executive compensation programs for its executive officers should reflect the Company’s performance and the value created for its shareholders. In addition, we believe our executive compensation programs should support the goals and values of the Company and should reward individual contributions to the Company’s success. Specifically, the Company’s executive compensation program is intended to, among other things:

•	attract and retain the highest caliber executive officers;

•	drive achievement of business strategies and goals;

•	motivate performance in an entrepreneurial, incentive-driven culture;

•	closely align the interests of executive officers with the interests of the Company’s shareholders;

•	promote and maintain high ethical standards and business practices; and

•	reward results and the creation of shareholder value.

Factors Considered in Determining Compensation; Elements of Compensation

The Compensation Committee makes executive compensation decisions on the basis of total compensation, rather than on individual components of compensation. We attempt to create an integrated total compensation program structured to balance both short and long-term financial and strategic goals. Our compensation should be competitive enough to attract and retain the highest caliber executive officers. In this regard, we utilize a combination of between two to three of the following types of compensation to compensate our executive officers:

•	base salary;

•	annual cash performance bonuses payable as equity awards; and

•	long-term equity compensation, consisting of stock options, time-based restricted stock units ("RSUs"), and performance stock units ("PSUs"). RSUs are typically granted with a multiple year vesting schedule to promote long-term retention. PSUs may be tied to the achievement of a variety of performance metrics, including long-term revenue targets.

The Compensation Committee's philosophy regarding the mix of the three components of compensation is that equity awards should be emphasized over base salaries. The Compensation Committee believes this approach preserves the Company's cash and strongly aligns executive officer incentives with shareholder interests. In 2020, the Compensation Committee made a decision to begin shifting toward a preference of RSUs over stock options since RSUs afford a more consistent level of incentive and are potentially less dilutive to shareholders since fewer RSUs are awarded than stock options under the conversion formula used by the Compensation Committee.

The Compensation Committee periodically reviews each executive officer’s base salary and makes appropriate recommendations to the Board. Base salaries are based on the following factors:

•	the Company’s performance for the prior fiscal years and subjective evaluation of each executive’s contribution to that performance;

•	the performance of the particular executive in relation to established goals or strategic plans;

•	competitive levels of compensation for executive positions based on information drawn from informal internal benchmark analysis of base salaries for executive officers at similarly sized, public medical technology companies and other relevant information; and

•	our obligations under the applicable executive officer’s employment agreement or offer letter (if any).

Performance bonuses and equity compensation are awarded based upon the recommendation of the Compensation Committee. These grants are made with a view to linking executives’ compensation to the long-term financial success of the Company and its shareholders.

Role of Say-On-Pay Votes

As selected by our Shareholders at the 2019 Annual Meeting of Shareholders and approved by our Board, an advisory vote to approve the compensation of our NEOs (say-on-pay proposal) is held every three years. At the 2019 Annual Meeting of Shareholders, more than 97.8% of the votes cast on the say-on-pay proposal were voted in favor of the proposal. The Compensation Committee carefully considers the level of voting support from our Shareholders on our say-on-pay vote and will continue to consider the outcome of votes on say-on-pay proposals when making future compensation decisions for our NEOs.

Other Compensation Policies and Considerations; Tax Issues and Risk Management

As part of its role, the Compensation Committee reviews and considers the deductibility of executive compensation under the Code and historically, the intention of the Committee has been to compensate our NEOs in a manner that maximizes the Company’s ability to deduct compensation for federal income tax purposes (although no assurances have ever been made nor can be made or given with respect to our ability to deduct any compensatory payment to any of our executives).

Section 162(m) of the Code, as in effect for tax years beginning prior to December 31, 2017, provided that we could not deduct compensation of more than $1,000,000 paid in any year to the executives designated as “covered employees” under Section 162(m) of the Code, unless the compensation in excess of $1,000,000 qualified as “performance-based compensation” under Section 162(m) of the Code. Although the Compensation Committee historically considered the implications of Section 162(m) on its ability to deduct compensation, the Compensation Committee has always retained the discretion to award compensation that is not “performance-based compensation” under Section 162(m) of the Code if it determined that providing such compensation was appropriate with respect to the achievement of our business objectives and in the best interests of the Company and its shareholders. The Tax Cuts and Jobs Act (the “Tax Act”), which was signed into law in December 2017, eliminated the exception for “performance-based compensation” with respect to 2018 and future years. As a result, we expect that, except to the extent that compensation is eligible for limited transition relief applicable to binding contracts in effect on November 2, 2017 and not materially modified thereafter, compensation that is paid or provided to our Section 162(m) “covered employees” that exceeds $1,000,000 per year will be nondeductible under Section 162(m).

The Compensation Committee continues to monitor the impact that the repeal of the “performance-based compensation” exception to Section 162(m) will have on the Company’s compensation plans, awards, and arrangements, including whether and to what extent our existing agreements and programs qualify for the transition relief described above.

Section 409A of the Code imposes an additional 20% federal income tax and penalties upon employees who receive “non-qualified deferred compensation” that does not comply with Section 409A. The Compensation Committee takes into account the impact of Section 409A in designing our executive compensation plans and programs that provide for “non-qualified deferred compensation” and, as a general rule, these plans and programs are designed either to comply with the requirements of Section 409A or to qualify for an applicable exception to Section 409A so as to avoid possible adverse tax consequences that may result from failure to comply with Section 409A. We cannot, however, guarantee that the compensation will comply with the requirements of Section 409A or an applicable exception thereto.

On an annual basis, the Compensation Committee evaluates the Company’s compensation policies and practices for its employees, including the NEOs, to assess whether such policies and practices create risks that are reasonably likely to have a material adverse effect on the Company. Based on its evaluation, the Compensation Committee has determined that the Company’s compensation policies and practices do not create such risks.

Stock Ownership Guidelines

In order to promote a meaningful, permanent level of ownership in the Company and alignment of interests of the Board and NEOs with shareholders, in February 2021 the Board adopted stock ownership guidelines (the "Stock Ownership Guidelines") for Board members and NEOs. The Stock Ownership Guidelines identify the minimum level of stock ownership expected of Board members (3 x annual retainer), the CEO (5 x annual base salary), and other NEOs (3 x annual base salary). Individuals are expected to achieve their respective minimum ownership level within five years of becoming subject to the Stock Ownership Guidelines. The Stock Ownership Guidelines are available online at https://ir.axdx.com/governance-documents.

Nonqualified Deferred Compensation Plan

Our NEOs and other executive officers are eligible to participate in the Accelerate Diagnostics, Inc. Nonqualified Deferred Compensation Plan (the “Deferred Compensation Plan”), pursuant to which certain of our highly compensated employees are permitted to defer up to 70% of their annual base salary into such plan. The Deferred Compensation Plan was adopted effective January 1, 2020. We do not make any contributions to the Deferred Compensation Plan on behalf of any participant, including any NEO, so each participant is fully vested in his or her account balances at all times. Investment gains or losses credited to a participant's account in the Deferred Compensation Plan are based on investment elections made by the participant from prescribed mutual fund investment options. Each participant in the Deferred Compensation Plan makes his or her own individual investment elections and may change any such investment election during the annual enrollment window.

As of the date of this Proxy Statement, only Mr. Phillips has made deferred elections pursuant to the Deferred Compensation Plan whereby Mr. Phillips has elected to defer 70% of his annual base salary for 2021.

Hedging, Short Sales and Related Policies

See “Directors, Executive Officers and Corporate Governance-Hedging, Short Sales and Related Policies” for information regarding the Company’s policies relating to hedging, short sales and related matters.

2019 Salary Waiver and Nonqualified Stock Options Grant Plan

In December 2018, the Compensation Committee approved the 2019 Salary Waiver and Nonqualified Stock Option Grant Plan (the “2019 Sub-Plan”), which was established pursuant to the 2012 Incentive Plan. Pursuant to the 2019 Sub-Plan, eligible employees, including our executive officers, were permitted to irrevocably waive a portion of their base compensation (e.g. salary) scheduled to be paid to them in 2019 in exchange for a grant of nonqualified stock options, which were awarded January 1, 2019 under the 2012 Incentive Plan. The maximum election possible was 50% of the eligible employee’s base compensation. In accordance with the 2019 Sub-Plan, Mr. Mehren irrevocably waived $125,000 of his 2019 base compensation in exchange for 37,736 of such options and Mr. Reichling irrevocably waived $55,000 of his 2019 base compensation in exchange for 16,604 of such options.

The number of nonqualified stock options awarded to each participant was determined by multiplying the amount of salary forfeited by four (4) and dividing such amount by the 30-day trailing average closing price of the Common Stock as of December 21, 2018, with such amount rounded to the nearest whole share. Subject to continued full-time employment, the options vested and become exercisable in equal monthly installments, on the last day of each month, over 12 months, with the first installment vesting on January 31, 2019 and the last installment vesting on December 31, 2019. Upon termination of employment for any reason other than death or disability, the vested portion of the option, if any, may generally be exercised for 90 days following termination of employment. Upon termination of employment by reason of death or disability, the vested portion of the option, if any, may generally be exercised for 12 months following termination of employment.

2019 Performance Incentive Program

Our employees, including our NEOs, are eligible to participate in annual performance incentive programs. Our performance incentive program for 2019 (the "2019 Performance Program") consisted of one commercial performance goal and one financial performance goal. In the first quarter of 2020, the Compensation Committee determined that the Company had achieved a level of performance under the 2019 Performance Program of 37.5%. The Compensation Committee elected to pay the 2019 Performance Program in stock options in lieu of cash, which were granted in the first quarter of 2020. The Compensation Committee further determined that Mr. Phillips was not eligible to participate in the 2019 Performance Program since he had received a $100,000 bonus under his August 2019 employment agreement.

2020 Salary Waiver and Nonqualified Stock Options Grant Plan

In December 2019, the Compensation Committee approved the 2020 Salary Waiver and Nonqualified Stock Option Grant Plan (the “2020 Sub-Plan”), which was established pursuant to the Accelerate Diagnostics, Inc. 2012 Omnibus Equity Incentive Plan (the “2012 Incentive Plan”). Pursuant to the 2020 Sub-Plan, eligible employees, including our executive officers, were permitted to irrevocably waive a portion of their base compensation (e.g. salary) scheduled to be paid to them in 2020 in exchange for a grant of nonqualified stock options, which were awarded January 1, 2020 under the 2012 Incentive Plan. The maximum election possible was 50% of the eligible employee’s base compensation. In accordance with the Sub-Plan, Mr. Phillips irrevocably waived $100,000 of his 2020 base compensation in exchange for 25,268 of such options, and Mr. Reichling irrevocably waived $50,000 of his 2020 base compensation in exchange for 12,634 of such options.

The number of nonqualified stock options awarded to each participant was determined by multiplying the amount of salary forfeited by four (4) and dividing such amount by the 30-day trailing average closing price of the Common Stock as of December 19, 2019, with such amount rounded to the nearest whole share. Subject to continued full-time employment, the options vested and become exercisable in equal monthly installments, on the last day of each month, over 12 months, with the first installment vesting on January 31, 2020 and the last installment vesting on December 31, 2020. Upon termination of employment for any reason other than death or disability, the vested portion of the option, if any, may generally be exercised for 90 days following termination of employment. Upon termination of employment by reason of death or disability, the vested portion of the option, if any, may generally be exercised for 12 months following termination of employment.

The Compensation Committee decided not to adopt a salary waiver and equity plan for 2021 for various reasons including due to the Company having implemented temporary 20% salary reductions for Company management, including NEOs, because of the COVID-19 crisis and its impact on the operations on the Company.

2020 COVID-19 Salary Reduction

On June 29, 2020, the Compensation Committee approved temporary 20% salary reductions for Company management and other employees with a base salary over $100,000, including NEOs because of the ongoing COVID-19 crisis and its impact on the operations on the Company. Salary reductions took effect for the period from June 29, 2020 through December 16, 2020. To compensate impacted employees, the Compensation Committee approved awards of RSUs under the 2012 Incentive Plan. The number of RSUs for each award was calculated based on the individual’s aggregate salary reduction amount, divided by the average closing price of the Company’s common stock over the 30 trading days prior to the internal announcement of the salary reductions on June 19, 2020. The RSUs vested in full vest on December 16, 2020.

2020 Cash Incentive Compensation

In 2020, Mr. Price was eligible to participate in an annual variable cash incentive compensation program that provided an opportunity to earn variable cash incentive compensation based on the performance of company revenue targets. Mr. Price's target bonus was 100% of his base salary and allowed for a maximum bonus of 200% of his base salary. No annual variable cash incentive compensation was earned by Mr. Price in 2020 under this program as none of the performance metrics were achieved.

2020 Performance Incentive Program

In February 2020, the Compensation Committee approved our performance incentive program for 2020 (the "2020 Performance Program"). The 2020 Performance Program consisted of two commercial performance goals and one financial performance goal. Because of the negative impact on the Company's commercial efforts caused by the COVID-19 pandemic, in September 2020, the Compensation Committee modified all three performance goals. In the first quarter of 2021, the Compensation Committee determined that the Company had achieved a level of performance under the 2020 Performance Program of 115%. The Compensation Committee elected to pay the 2020 Performance Program in RSUs in lieu of cash, which were granted in the first quarter of 2021.

2020 Long-Term Incentive Program

In February 2020, the Compensation Committee approved a long-term incentive program (the "2020 LTI Program"). The 2020 LTI Program consisted of one financial performance goal (revenue) to be achieved by 2022. The Company made grants of PSUs in March 2020 under the 2020 LTI Program to executive officers, including the NEOs.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by or paid to our NEOs for services rendered in all capacities during the noted periods. The fiscal years ended December 31, 2019 and December 31, 2020 are indicated below by “2019” and “2020,” respectively.

Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards ($)(8)		Option Awards ($)(8)	All Other Compensation ($)		Total ($)
Jack Phillips, President and CEO (1)	2020	554,923	(3)(4)(5)	—		3,146,563	(6)	105,963	65,039	(9)	3,872,488
	2019	161,827		100,000	(7)	—		12,011,462	27,606	(9)	12,300,895

Steve Reichling, CFO	2020	324,077	(10)(11)	—		44,679	(12)	326,000	—		694,756
	2019	340,000	(13)	—		—		462,770	—		802,770

Ron Price, Senior Vice President and Head of Commercial Operations, America	2020	225,231	(14)	—		36,986	(15)	192,718	—		454,935
	2019	240,000		—		—		352,255	—		592,255

Lawrence Mehren, Former President and CEO (2)	2020	293,269	(16)	—		60,836		131,441	—		485,546
	2019	500,000	(17)	—		—		1,568,795	—		2,068,795

(1)	In connection with Mr. Mehren’s retirement, the Board appointed Mr. Phillips as the Company’s President and CEO, effective February 1, 2020. Mr. Phillips had been serving as the Company’s Chief Operating Officer since August 2019 when he joined the Company.

(2)	Mr. Mehren resigned as the Company’s President and Chief Executive Officer and as a director of the Company, effective January 31, 2020.

(3)	In accordance with the 2020 Sub-Plan, Mr. Phillips irrevocably waived $100,000 of his 2020 salary in exchange for options to purchase 25,268 shares of Common Stock. The fair value of the options upon being granted was $205,963 of which the amount in excess of the $100,000 was $105,963 and is a component of the Option Awards column. See “Compensation Overview - 2020 Salary Waiver and Nonqualified Stock Options Grant Plan" and "2020 Outstanding Equity Awards at Fiscal Year-End" for additional information regarding such options.

(4)	Mr. Phillips’ salary reflects a temporary reduction in the amount of $49,500 approved by the Compensation Committee because of the ongoing COVID-19 crisis. To compensate impacted employees, the Compensation Committee approved an RSU award for 5,363 shares of Common Stock to Mr. Phillips. The fair value of the RSUs was $76,262 and is a component of the Stock Awards column. See “Compensation Overview - 2020 COVID-19 Salary Reduction" and “2020 Outstanding Equity Awards at Fiscal Year-End” for additional information regarding such RSUs.

(5)	Mr. Phillips made deferred elections pursuant to the Deferred Compensation Plan whereby Mr. Phillips elected to defer 70% of his annual base salary of $305,119, which is included in the Salary column. Unrealized investment gains credited to Mr. Phillips account in the Deferred Compensation Plan was $40,185 and is not included in the Salary column. Investment income credited to Mr. Phillips account in the Deferred Compensation Plan was $11,405 and is not included in the Salary column. See “Compensation Overview - Nonqualified Deferred Compensation Plan" for additional information.

(6)	The amount includes PSU awards that were granted to Mr. Phillips in 2020, which are subject to performance conditions, with the grant date fair value of $1.3 million calculated for purposes of the Stock Awards column assuming a target level of achievement (117,938 PSUs). There are no threshold or maximum payout amounts for the PSUs.

(7)	Represents a sign on bonus for joining the Company.

(8)	The amount reflects the aggregate grant date fair value of option awards during each year calculated in accordance with ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 13 to the financial statements set forth in the Annual Report. See “2020 Outstanding Equity Awards at Fiscal Year-End” for additional information regarding the options and stock awards granted in 2020.

(9)	The amounts reflect the aggregate value of housing during the year.

(10)	In accordance with the 2020 Sub-Plan, Mr. Reichling irrevocably waived $50,000 of his 2020 salary in exchange for options to purchase 12,634 shares of Common Stock. The fair value of the options upon being granted was $102,981 of which the amount in excess of the $50,000 was $52,981 and is a component of the Option Awards column. See “Compensation Overview - 2020 Salary Waiver and Nonqualified Stock Options Grant Plan" and "2020 Outstanding Equity Awards at Fiscal Year-End" for additional information regarding such options.

(11)	Mr. Reichling’s salary reflects a temporary reduction in the amount of $29,000 approved by the Compensation Committee because of the ongoing COVID-19 crisis. To compensate impacted employees, the Compensation Committee approved an RSU award for 3,142 shares of Common Stock to Mr. Reichling. The fair value of the RSUs was $44,679 and is a component of the Stock Awards column. See “Compensation Overview - 2020 COVID-19 Salary Reduction" and “2020 Outstanding Equity Awards at Fiscal Year-End” for additional information regarding such RSUs.

(12)	The amount includes a PSU award that was granted to Mr. Reichling in 2020, which are subject to performance conditions, with the grant date fair value of $99,416 calculated for purposes of the Stock Awards column assuming a target level of achievement (16,765 PSUs). There are no threshold or maximum payout amounts for the PSUs.

(13)	In accordance with the 2019 Sub-Plan, Mr. Reichling irrevocably waived $55,000 of his 2019 salary in exchange for options to purchase 16,604 shares of Common Stock. The fair value of the options upon being granted was $99,465, of which the amount in excess of the $55,000 was $44,465 and is a component of the Option Awards column. See “Compensation Overview - 2019 Salary Waiver and Nonqualified Stock Options Grant Plan” and "2020 Outstanding Equity Awards at Fiscal Year-End" for additional information regarding such options for additional information regarding such options.

(14)	Mr. Price’s salary reflects a temporary reduction in the amount of $24,000 approved by the Compensation Committee because of the ongoing COVID-19 crisis. To compensate impacted employees, the Compensation Committee approved an RSU award for 2,601 shares of Common Stock to Mr. Reichling. The fair value of the RSUs was $36,986 and is a component of the Stock Awards column. See “Compensation Overview - 2020 COVID-19 Salary Reduction" and “2020 Outstanding Equity Awards at Fiscal Year-End” for additional information regarding such RSUs.

(15)	The amount includes a PSU award that was granted to Mr. Price in 2020, which are subject to performance conditions, with the grant date fair value of $70,176 calculated for purposes of the Stock Awards column assuming a target level of achievement (2,601 PSUs). There are no threshold or maximum payout amounts for the PSUs.

(16)	Per Mr. Mehren's Transition Agreement, he was to receive an annual base salary of $250,000 for the subsequent two-year period following his resignation as President and Chief Executive Officer of the Company, effective January 31, 2020. On June 29, 2020, the Transition Agreement was amended to provide that Mr. Mehren's salary would be reduced from an annual $250,000 salary to an annual salary of $24,960 between June 29, 2020 and December 26, 2020. In exchange for the salary reduction, Mr. Mehren received 12,191 RSUs, which vested in full on December 16, 2020. The fair value of the RSUs upon being granted was $173,356 of which the amount in excess of the $112,520 of salary foregone was $60,836 and is a component of the Stock Awards column. See “Executive Arrangements - Mehren” for additional information regarding such RSUs.

(17)	In accordance with the 2019 Sub-Plan, Mr. Mehren irrevocably waived $125,000 of his 2019 salary in exchange for options to purchase 37,736 shares of Common Stock. The fair value of the options upon being granted was $226,055, of which the amount in excess of the $125,000 was $101,055 and is a component of the Option Awards column. See “Compensation Overview—2019 Salary Waiver and Nonqualified Stock Options Grant Plan” and “2020 Outstanding Equity Awards at Fiscal Year-End” for additional information regarding such options.

2020 Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information concerning outstanding equity awards held by the NEOs at December 31, 2020:

		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Jack Phillips	8/6/2019	—	1,249,917	(1)	17.00	8/6/2029	—		—	—	—
Jack Phillips	1/1/2020	25,268	—		16.90	1/1/2030	—		—	—	—
Jack Phillips	2/1/2020	—	—		—	—	50,000	(2)	379,000	—	—
Jack Phillips	3/24/2020	—	—		—	—	—		—	24,408	185,013
Jack Phillips	6/22/2020	—	—		—	—	186,480	(4)	1,413,518	—	—
Jack Phillips	6/22/2020	—	—		—	—	—		—	93,530	708,957
Steve Reichling	9/10/2012	120,671	—		2.98	9/10/2022	—		—	—	—
Steve Reichling	2/26/2014	16,161	—		14.92	2/26/2024	—		—	—	—
Steve Reichling	4/2/2015	3,588	—		22.92	4/2/2025	—		—	—	—
Steve Reichling	3/18/2016	3,296	—		12.49	3/18/2026	—		—	—	—
Steve Reichling	3/18/2016	24,000	6,000	(5)	12.49	3/18/2026	—		—	—	—
Steve Reichling	2/23/2017	7,836	—		24.45	2/23/2027	—		—	—	—
Steve Reichling	2/23/2017	9,000	6,000	(6)	24.45	2/23/2027	—		—	—	—
Steve Reichling	8/17/2017	3,000	2,000	(7)	22.40	8/17/2027	—		—	—	—
Steve Reichling	3/7/2018	8,032	—		25.95	3/7/2028	—		—	—	—
Steve Reichling	3/7/2018	8,000	12,000	(8)	25.95	3/7/2028	—		—	—	—
Steve Reichling	1/1/2019	16,604	—		11.50	1/1/2029	—		—	—	—
Steve Reichling	1/1/2019	—	59,830	(9)	11.50	1/1/2029	—		—	—	—
Steve Reichling	1/1/2020	12,634	—		16.99	1/1/2030	—		—	—	—
Steve Reichling	3/24/2020	20,118	—		5.93	3/24/2030	—		—	—	—
Steve Reichling	3/24/2020	—	67,061	(10)	5.93	3/24/2030	—		—	—	—
Steve Reichling	3/24/2020	—	—		—	—	—		—	16,765	127,079
Ron Price	5/27/2015	100,000	—		22.66	5/27/2025	—		—	—	—
Ron Price	2/17/2016	2,749	—		11.52	2/17/2026	—		—	—	—
Ron Price	3/17/2016	24,000	6,000	(11)	12.42	3/17/2026	—		—	—	—
Ron Price	2/23/2017	15,000	10,000	(6)	24.45	2/23/2027	—		—	—	—
Ron Price	2/23/2017	7,836	—		24.45	2/23/2027	—		—	—	—
Ron Price	3/7/2018	8,032	—		25.95	3/7/2028	—		—	—	—
Ron Price	1/1/2019	—	50,383	(9)	11.50	1/1/2029	—		—	—	—
Ron Price	3/24/2020	14,201	—		5.93	3/24/2030	—		—	—	—
Ron Price	3/24/2020	—	47,337	(10)	5.93	3/24/2030	—		—	—	—
Ron Price	3/24/2020	—	—		—	—	—		—	11,834	89,702
Lawrence Mehren	4/20/2012	2,200,000	—		1.04	4/20/2022	—		—	—	—
Lawrence Mehren	2/26/2014	52,132	—		14.92	2/26/2024	—		—	—	—
Lawrence Mehren	3/18/2016	10,408	—		12.49	3/18/2026	—		—	—	—
Lawrence Mehren	3/18/2016	36,000	24,000	(5)	12.49	3/18/2026	—		—	—	—
Lawrence Mehren	3/7/2018	25,099	—		25.95	3/7/2028	—		—	—	—
Lawrence Mehren	1/1/2019	—	209,930	(9)	11.50	1/1/2029	—		—	—	—
Lawrence Mehren	1/1/2019	37,736	—		11.50	1/1/2029	—		—	—	—
Lawrence Mehren	3/24/2020	49,310	—		5.93	3/24/2030	—		—	—	—

(1)	Option award vests 40% on August 6, 2021, the balance vests monthly in 36 equal installments beginning on September 6, 2021 and ending on August 6, 2024.

(2)	RSUs vest in equal annual amounts on each anniversary of the grant date over five years, beginning on February 1, 2021 and ending on February 1, 2025.

(3)	The number of PSUs is based upon achieving the target level of performance as there are no threshold or maximum payout amounts. PSUs will vest when audited annual revenue numbers are achieved, or exceed on or before December 31, 2022. The revenue goals were determined by the Company's Compensation Committee. Any unachieved goals will result in the PSUs being forfeited. Each vested PSU will be settled in one share of the Company’s common stock. As of December 31, 2020, none of the PSUs were considered probable.

(4)	RSUs vest in equal annual amounts on each anniversary of the grant date over three years, beginning on June 21, 2021 and ending on June 21, 2023.

(5)	Option awards vest in equal annual amounts on each anniversary of the grant date over five years, beginning on March 18, 2017 and ending on March 18, 2021.

(6)	Option awards vest in equal annual amounts on each anniversary of the grant date over five years, beginning on February 23, 2018 and ending on February 23, 2022.

(7)	Option award vests in equal annual amounts on each anniversary of the grant date over five years, beginning on August 17, 2018 and ending on August 17, 2022.

(8)	Option award vests in equal annual amounts on each anniversary of the grant date over five years, beginning on March 7, 2019 and ending on March 7, 2023.

(9)	Option awards vests 50% on January 1, 2021; the balance vests monthly in 24 equal installments beginning on February 1, 2021 and ending on January 1, 2023.

(10)	Option awards vest in equal annual amounts on each anniversary of the grant date over five years, beginning on March 24, 2021 and ending on March 24, 2025.

(11)	Options award vests in equal annual amounts on each anniversary of the grant date over five years, beginning on March 17, 2017 and ending on March 17, 2021.

Potential Payments Upon Termination or Change-in-Control

The Company has entered into salary continuation, severance or similar agreements or arrangements with Mr. Phillips. Under Mr. Phillips' employment agreement, all unvested equity awards accelerate upon the closing of a transaction resulting in a change-in-control. In addition, if the Company terminates Mr. Phillips without cause or Mr. Phillips terminates his employment for good cause for the 12-month period following a change-in-control, Mr. Phillips will receive a severance of 18 months of his base salary and the cost of 18 months of the cost to Mr. Phillips of COBRA to maintain his medical coverage. Certain option awards previously granted to Messrs. Mehren and Reichling provided for accelerated vesting upon the occurrence of certain change of control and other events. However, all such option awards have already vested as of December 31, 2019. The terms of Mr. Phillips' January 31, 2020 employment agreement, which superseded and replaced his original August 6, 2019 employment agreement, accelerates vesting of all equity awards to him in the event of a transaction that results in a Change of Control, notwithstanding anything in the 2012 Incentive Plan to the contrary.

Executive Arrangements

Phillips

Mr. Phillips was appointed as the Company’s Chief Operating Officer on August 8, 2019. Mr. Phillips was paid a base salary of $495,000 per year in such role. Mr. Phillips received a signing bonus equal of $100,000. Mr. Phillips was entitled to reimbursement of up to $200,000 of expenses incurred in connection with his relocation and reimbursement for reasonable and customary temporary housing costs. Beginning January 1, 2020, Mr. Phillips is able to earn an annual cash bonus equal to 100% of Mr. Phillips' base salary as of the first day of the calendar year, with the opportunity to earn up to (but not exceed) 150% of Mr. Phillips' base salary as of the first day of the calendar year. Beginning January 1, 2021, Mr. Phillips is also eligible to receive stock options, performance shares and other awards under the 2012 Incentive Plan; provided that, for the 2021 calendar year, Mr. Phillips will receive an equity award grant equal to 400% of his then base salary and will consist of an award mix of 50% non-qualified stock options and 50% performance shares. In connection with his hire, Mr. Phillips was granted an option to purchase 1,249,917 shares of the Company’s Common Stock at an exercise price equal to $17.00 per share, which was equal to the closing price of the Company’s Common Stock on the date of grant. The option was issued pursuant to the 2012 Incentive Plan with the following vesting schedule: 40% vests on the second anniversary of the date of grant, and the remaining 60% vests in 36 equal monthly installments over the subsequent 36 months. Under Mr. Phillips' employment agreement, all unvested equity awards accelerate upon the closing of a transaction resulting in a change-in-control. In addition, if the Company terminates Mr. Phillips without cause or Mr. Phillips terminates his employment for good cause for the 12-month period following a change-in-control, Mr. Phillips will receive a severance of 18 months of his base salary and the cost of 18 months of the cost to Mr. Phillips of COBRA to maintain his medical coverage.

Effective February 1, 2020, in connection with Mr. Mehren's retirement, Mr. Phillips was appointed as the Company’s President and Chief Executive Officer. Mr. Phillips is paid a base salary of $595,000 per year in such role. Mr. Phillips' cash bonus incentive program remains and eligibility to receive stock options, performance shares and other awards under the 2012 Incentive Plan the same as described above. Mr. Phillips also was granted 50,000 RSUs of the Company’s Common Stock. The RSUs were issued pursuant to the 2012 Incentive Plan with the following vesting schedule: units vests in equal annual amounts on each anniversary of the grant date over five years.

Mehren

On December 1, 2019, Mr. Mehren and the Company signed a Transition Agreement in which Mr. Mehren agreed to resign as President and Chief Executive Officer of the Company, effective January 31, 2020, and become a part-time employee for the subsequent two-year period ("Part-time Period"). During the Part-time Period, Mr. Mehren will receive an annual base salary of $250,000 and his unvested equity awards will continue to vest provided, however, that any unvested stock options as of January 31, 2020 may be subject to forfeiture, recoupment, or “clawback” if Mr. Mehren violates the non-competition, non-solicitation, confidentiality, invention assignment or other material covenants set forth in a new restrictive covenant agreement entered into by Mr. Mehren and the Company in connection with the Transition Agreement. During the Part-time Period, Mr. Mehren is not eligible for additional equity awards or cash bonuses. During the Part-Time Period, Mr. Mehren will be eligible to participate in the Company’s standard company benefit and vacation plans, as such plans may be amended, modified, or terminated by the Company, in its sole discretion, from time to time, with or without notice. On June 29, 2020, the Transition Agreement was amended to provide that Mr. Mehren's salary would be reduced from an annual $250,000 salary to an annual salary of $24,960 between June 29, 2020 and December 26, 2020. In exchange for the salary reduction, Mr. Mehren received 12,191 RSUs, which vested in full on December 16, 2020. On January 1, 2021, the Transition Agreement was further amended to provide that Mr. Mehren's salary would be reduced from an annual $250,000 salary to an annual salary of $25,272 between January 1, 2021 and the end of the Transition Agreements on February 1, 2022. In exchange for the salary reduction, Mr. Mehren received 24,233 RSUs, vesting in full on June 30, 2021.

Reichling

Mr. Reichling was appointed as the Company’s CFO (replacing Mr. Mehren in that role) on July 22, 2012. In his capacity as CFO, Mr. Reichling was previously paid a base salary of $240,000 per year that was subsequently increased to $340,000 per year beginning in 2019 following an internal assessment of CFO base salaries at similarly sized medical technology companies. Mr. Reichling is also eligible for annual performance bonuses payable in immediately vested options, as well as long-term incentive equity awards. Mr. Reichling was also granted an option to purchase 200,000 shares of the Company’s Common Stock at an exercise price equal to $2.98 per share, which was equal to the closing price of the Company’s Common Stock on the date of grant. The option award was issued pursuant to the Company’s 2004 Omnibus Stock Option Plan, as amended, and is fully vested. Mr. Reichling was also provided with a $70,000 budget to be used towards relocation and temporary living arrangements, with the understanding that he was required to relocate to the Tucson, Arizona area by the completion date of the Company’s relocation of its corporate headquarters.

Price

Mr. Price was appointed as the Company’s Senior Vice President and Head of Commercial Operations, Americas on April 6, 2015. Mr. Price is paid a base salary of $240,000 per year. Mr. Price is able to earn an annual cash bonus up to 50% of his base salary based on certain mutually agreeable performance targets. Mr. Price is also eligible for annual performance bonuses payable in immediately vested options, as well as long-term incentive equity awards.

Director Compensation

Directors who are also employees of the Company (including Mr. Mehren and Mr. Phillips in 2020) do not receive any separate compensation in connection with their Board service, and we do not pay cash fees to any of our directors. Our non-employee directors generally receive a non-qualified initial stock option award upon joining the Board, which is calculated using a pre-determined formula and vests 20% per year over a five-year period, beginning on the first anniversary of the date of the director’s election to the Board. Non-employee directors also receive annual non-qualified stock option awards, in recent years under the 2012 Incentive Plan, which are calculated using a pre-determined formula and vest in 12 equal monthly installments, beginning one month after the date of grant. We compensate our directors solely with equity in keeping with our overall goal of preserving cash. In addition, we believe larger equity awards, rather than cash fees, align our director incentives with the interests of our shareholders. We reimburse directors for reasonable expenses related to their Board service. Starting in 2021, directors will have the option of receiving their annual compensation in all stock options, all RSUs, or half RSUs and half stock options.

The following table sets forth the compensation of our directors for serving as our directors for the year ended December 31, 2020:

Name	Option Award (1)(2) ($)	Total ($)
Thomas D. Brown	58,254	58,254
Roland Diggelmann	58,254	58,254
Louise L. Francesconi	58,254	58,254
Mark C. Miller	58,254	58,254
John Patience	58,254	58,254
Jack Schuler	58,254	58,254
Matthew W. Strobeck, Ph.D.	58,254	58,254
Frank J.M. ten Brink	58,254	58,254
Charles Watts, M.D.	58,254	58,254

(1)	The amount reflects the aggregate grant date fair value of option awards calculated in accordance with ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 13 to the financial statements set forth in the Annual Report.

(2)	Includes annual option award to purchase 13,779 shares of Common Stock granted on April 1, 2020 at an exercise price of $8.33 per share, which vests in 12 equal monthly installments with the first installment vesting on May 1, 2020.

As of December 31, 2020, our non-employee directors held options to purchase the following number of shares of Common Stock:

Name	Option Awards
Thomas D. Brown	82,428
Roland Diggelmann	58,824
Louise L. Francesconi	57,726
Mark C. Miller	161,890
John Patience	77,533
Jack Schuler	69,352
Matthew W. Strobeck, Ph.D.	122,203
Frank J.M. ten Brink	256,214
Charles Watts, M.D.	69,197

Equity Compensation Plan Information

The table set forth below presents the securities authorized for issuance with respect to compensation plans under which equity securities are authorized for issuance as of December 31, 2020:

Equity Compensation Plan
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights(1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the 1st column)
Equity compensation plans approved by security holders	8,571,875	(2)	$14.18	5,472,418
Equity compensation plans not approved by security holders	—		—	—
Total	8,571,875		$14.18	5,472,418

(1)	Shares of common stock issuable upon vesting of RSUs and PSUs have been excluded from the calculation of the weighted average exercise price because they have no exercise price associated with them.

(2)	Represents 8,045,461 shares of common stock subject to outstanding stock options and 526,414 shares of common stock that may be issued upon vesting of outstanding RSUs and PSUs (assuming the maximum performance level for PSUs).

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our Common Stock as of March 11, 2021 of (i) each NEO and each director of the Company; (ii) all executive officers and directors as a group; and (iii) each person known to the Company to be the beneficial owner of more than 5% of our Common Stock. We deem shares of our Common Stock that may be acquired by an individual or group within 60 days of March 11, 2021, pursuant to the exercise of options or warrants or conversion of convertible securities, to be outstanding for the purpose of computing the percentage ownership of such individual or group, but these shares are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Percentage of ownership is based on 61,226,305 shares of Common Stock outstanding on March 11, 2021.

The information as to beneficial ownership was either (i) furnished to us by or on behalf of the persons named or (ii) determined based on a review of the beneficial owners’ Schedules 13D/G and Section 16 filings with respect to our Common Stock. Unless otherwise indicated, the business address of each person listed is c/o Accelerate Diagnostics, Inc., 3950 South Country Club Road, Suite 470, Tucson, Arizona 85714.

Name of Beneficial Owner	Amount of Beneficial Ownership	Percentage of Class
Named Executive Officers and Directors:
Thomas D. Brown (1)	113,256	*
Roland Diggelmann (2)	27,183	*
Louise L. Francesconi (3)	26,085	*
Mark Miller (4)	187,930	*
John Patience (5)	6,865,995	11.2%
Jack Phillips (6)	44,456	*
Jack Schuler (7)	17,969,476	29.3%
Matthew W. Strobeck, Ph.D. (8)	2,355,060	3.8%
Frank J.M. ten Brink (9)	266,014	*
Charles Watts, M.D. (10)	57,291	*
Steve Reichling (11)	254,181	*
Ron Price (12)	219,352	*
Lawrence Mehren (13)	862,866	1.4%
All executive officers and directors as a group (12 persons) (14)	28,386,279	45.3%
Other 5% shareholders:
Larry N. Feinberg (15)	3,806,139	6.2%
Oracle Associates, LLC (15)	3,690,839	6.0%
Oracle Investment Management, Inc. (15)	3,783,839	6.2%

*Represents less than 1% of our issued and outstanding Common Stock.

(1)	Mr. Brown is a director of the Company. Amount includes 29,180 shares of Common Stock held directly and 75,396 shares of Common Stock that are issuable to him upon exercise of options that are vested or vest within 60 days of March 11, 2021. Amount also includes 8,680 shares of Common Stock issuable to him within 60 days of March 11, 2021 upon the closing of the second tranche of a private placement transaction pursuant to the Securities Purchase Agreement (as defined elsewhere in this Proxy Statement).

(2)	Mr. Diggelmann is a director of the Company. Amount includes 27,183 shares of Common Stock that are issuable to him upon exercise of options that are vested or vest within 60 days of March 11, 2021.

(3)	Ms. Francesconi is a director of the Company. Amount includes 26,085 shares of Common Stock that are issuable to her upon exercise of options that are vested or vest within 60 days of March 11, 2021.

(4)	Mr. Miller is a director of the Company. Amount includes 13,020 shares of Common Stock held directly and 161,890 shares of Common Stock that are issuable to him upon exercise of options that are vested or vest within 60 days of March 11, 2021. Amount also includes 13,020 shares of Common Stock issuable to him within 60 days of March 11, 2021 upon the closing of the second tranche of a private placement transaction pursuant to the Securities Purchase Agreement.

(5)	Mr. Patience is the Chairman of the Board. Amount includes 4,322,182 shares held by the John Patience Trust dated 7/23/1993, 2,140,462 shares held by Patience Enterprises LP, 39,411 shares held by the John Patience and 264,706 shares held by Ventana Charitable Foundation. Mr. Patience has sole voting and dispositive power with respect to the shares held by the John Patience Trust dated 7/23/1993, Patience Enterprises LP and the Ventana Charitable Foundation. Mr. Patience disclaims beneficial ownership of these securities except to the extent of his pecuniary interest therein. Amount also includes 77,533 shares of Common Stock issuable to him upon exercise of options that are vested or vest within 60 days of March 11, 2020. Amount also includes 21,701 shares of Common Stock issuable to him within 60 days of March 11, 2021 upon the closing of the second tranche of a private placement transaction pursuant to the Securities Purchase Agreement.

(6)	Mr. Phillips is a director of the Company and is the Company’s President and CEO. Amount includes 14,848 shares of Common Stock held directly and 25,268 shares of Common Stock that are issuable to him upon exercise of options that are vested or vest within 60 days of March 11, 2021. Amount also includes 4,340 shares of Common Stock issuable to him within 60 days of March 11, 2021 upon the closing of the second tranche of a private placement transaction pursuant to the Securities Purchase Agreement.

Amount does not include 55,586 shares of Common Stock held by the John J. Phillips Investment Irrevocable Trust, dated July 31, 2019, for which a third-party serves as the trustee. Mr. Phillips does not have voting or dispositive power with respect to the shares held by the trust.

(7)	Mr. Schuler is a director of the Company. Amount includes 16,603,524 shares held by the Jack W. Schuler Living Trust (Mr. Schuler has sole voting and dispositive power with respect to such shares in his capacity as trustee of the trust); and 1,296,600 shares held by the Schuler Family Foundation (Mr. Schuler has sole voting and dispositive power with respect to such shares in his capacity as President of the entity). Mr. Schuler disclaims beneficial ownership of these securities except to the extent of his pecuniary interest therein. Amount also includes 69,352 shares of Common Stock issuable to him upon exercise of options that are vested or vest within 60 days of March 11, 2021.

Amount does not include shares of Common Stock potentially issuable upon conversion of an aggregate of $42 million of the Company’s 2.50% Convertible Senior Notes due 2023 (the “Convertible Notes”) purchased by the Schuler Family Foundation. The initial conversion rate of the Convertible Notes is 32.3428 shares of Common Stock per $1,000 principal amount of notes (which is equivalent to an initial conversion price of approximately $30.92 per share), subject to adjustment under the conditions set forth in the indenture governing the Convertible Notes. The Convertible Notes purchased by the Schuler Family Foundation are potentially convertible into approximately 1,358,398 shares of Common Stock (based on the initial conversion price) under certain conditions, which are outside the control of Mr. Schuler. Upon conversion, the Company will pay or deliver, as the case may be, cash, shares of Common Stock, or a combination thereof, at its election.

Amount does not include an aggregate of 3,964,843 shares purchased or to be purchased pursuant to the Securities Purchase Agreement by three entities related to Mr. Schuler but are not affiliates of his.

(8)	Dr. Strobeck is a director of the Company. Amount includes 2,025,560 shares of Common Stock held directly, 167,766 shares held by Birchview Fund, LLC and 20,000 UGMA Custodian for minor children (Dr. Strobeck has sole voting and dispositive power with respect to such shares in his capacity as the Managing Partner of such entity). Amount also includes 122,203 shares of Common Stock issuable to him upon exercise of options that are vested or vest within 60 days of March 11, 2021. Amount also includes 19,531 shares of Common Stock issuable to him within 60 days of March 11, 2021 upon the closing of the second tranche of a private placement transaction pursuant to the Securities Purchase Agreement.

(9)	Mr. ten Brink is a director of the Company. Amount includes 9,800 shares of Common Stock held directly and 256,214 shares of Common Stock issuable to him upon exercise of options that are vested or vest within 60 days of March 11, 2021.

(10)	Dr. Watts is a director of the Company. Amount includes options to purchase 57,291 shares of Common Stock issuable to him upon exercise of options that are vested or vest within 60 days of March 11, 2021.

(11)	Mr. Reichling is the Company’s Chief Financial Officer. Amount includes 15,583 shares of Common Stock held directly and 238,598 shares of Common Stock issuable to him upon exercise of options that are vested or vest within 60 days of March 11, 2021.

(12)	Mr. Price is the Company’s Senior Vice President and Head of Commercial Operations, Americas. Amount includes 1,874 shares of Common Stock held directly and 217,478 shares of Common Stock issuable to him upon exercise of options that are vested or vest within 60 days of March 11, 2021.

(13)	Mr. Mehren was a director of the Company and was the Company’s President and CEO at December 31, 2019, but resigned from the Board and transitioned to a part time employee effective January 31, 2020. Amount includes 223,215 shares of Common Stock held directly and 639,651 shares of Common Stock issuable to him upon exercise of options that are vested or vest within 60 days of March 11, 2021.

(14)	Mr. Mehren was excluded from the “All executive officers and directors as a group” balance as he was not an executive officer or director as of March 11, 2021.

(15)	Based on a Schedule 13G/A (Amendment No. 7) filed on February 16, 2021. Aggregate amount for Mr. Feinberg includes 516,368 shares held by Oracle Ten Fund Master, L.P. (“Ten Fund”), 93,000 shares held by Oracle Investment Management, Inc. Employees’ Retirement Plan (the “Retirement Plan”), 22,300 shares held by The Feinberg Family Foundation (the “Foundation”), 2,795,655 shares held by Oracle Partners, L.P. (“Partners”), and 378,816 shares held by Oracle Institutional Partners, L.P. (“Institutional Partners”). Mr. Feinberg reported shared voting and dispositive power with respect to 3,806,139 shares of our Common Stock. Mr. Feinberg serves as the managing member of Oracle Associates, LLC, the general partner of Ten Fund, Partners and Institutional Partners, and accordingly, may be deemed to be the indirect beneficial owner of the shares beneficially owned by Ten Fund, Partners and Institutional Partners. Mr. Feinberg is the sole shareholder, director and president of Oracle Investment Management, Inc., which serves as investment manager to Ten Fund and the Retirement Plan, and accordingly, may be deemed to be the beneficial owner of the shares beneficially owned by Ten Fund and the Retirement Plan. Mr. Feinberg is the trustee of the Foundation, and accordingly may be deemed to be the beneficial owner of the shares beneficially owned by the Foundation. Mr. Feinberg disclaims beneficial ownership of all such shares except to the extent of his pecuniary interest therein. The address of the principal business office of such reporting persons is 200 Greenwich Avenue, 3rd Floor, Greenwich, Connecticut 06830.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Nominees for Election at the 2021 Annual Meeting of Shareholders

The Board has nominated directors Brown, Francesconi, Miller, Patience, Phillips, Schuler, Strobeck, ten Brink and Watts for election as directors to serve until the next Annual Meeting of Shareholders and until their successors are duly elected and qualified. If elected, each of the directors will hold office as a director until our 2022 Annual Meeting of Shareholders.

If you sign your proxy or voting instruction card but do not give instructions with respect to the voting of directors, your shares will be voted for the nominees recommended by our Board. If you wish to give specific instructions with respect to the voting of directors, you may do so by indicating your instructions on your proxy or voting instruction card. The Board expects that the nominees will be available to serve as directors. If any nominee becomes unavailable, however, the proxy holders intend to vote for any nominee designated by the Board, unless the Board chooses to reduce the number of directors serving on the Board. If additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as to assure the election of directors Brown, Francesconi, Miller, Patience, Phillips, Schuler, Strobeck, ten Brink and Watts.

Vote Required and Board Recommendation

Election of a director requires the affirmative vote of the holders of a plurality of the shares for which votes are cast at a meeting at which a quorum is present. The nine persons receiving the greatest number of votes will be elected as directors. Since only affirmative votes count for this purpose, a properly executed proxy marked “WITHHOLD AUTHORITY” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. Broker non-votes will not be treated as votes cast, and therefore will have no effect on the outcome of the proposal. Shareholders may not cumulate votes in the election of directors.

The Board recommends that shareholders vote FOR the election of each of directors Brown,
Francesconi, Miller, Patience, Phillips, Schuler, Strobeck, ten Brink and Watts as directors of the Company.

PROPOSAL NO. 2

AMENDMENT OF THE CERTIFICATE OF INCORPORATION

The Company’s current Certificate of Incorporation authorizes the issuance of 90,000,000 shares of the Company’s capital stock, of which 85,000,000 shares are designated as Common Stock and 5,000,000 shares are designated as preferred stock. On March 23, 2021, the Board adopted and approved an amendment to the Company’s Certificate of Incorporation (the “Charter Amendment”) to increase the total number of authorized shares of the Company’s capital stock to 105,000,000 shares, of which 100,000,000 shares are to be designated as Common Stock and 5,000,000 shares are to be designated as preferred stock, subject to Shareholder approval. The Board has declared the proposed Charter Amendment to be advisable and in the best interests of the Company and the Shareholders and has directed that the adoption and approval of the Charter Amendment be submitted to the Shareholders for their consideration at the Annual Meeting. The text of the proposed Charter Amendment is attached hereto as Appendix A.

Purpose and Background of the Proposed Share Amendment

As of March 11, 2021, there were approximately 61,226,305 shares of Common Stock issued and outstanding, which does not include approximately: 7,622,045 shares of Common Stock issuable upon the exercise of outstanding options to purchase Common Stock; 2,076,999 shares of RSU awards which have not yet vested; 3,613,391 shares of Common Stock reserved for future issuance under the 2012 Inventive Plan; 360,872 shares of Common Stock reserved for future issuance under our 2016 Employee Stock Purchase Plan; 5,546,790 shares of Common Stock reserved for issuance upon conversion of the Convertible Notes; and 2,777,777 shares of Common Stock reserved for issuance pursuant to a securities purchase agreement, dated December 24, 2020. Based upon our issued and reserved shares of Common Stock, there are approximately 1,775,821 shares of Common Stock available for issuance in the future for other corporate purposes.

The purpose of the proposed Charter Amendment is to allow the Company to have a sufficient number of shares of authorized and unissued Common Stock for issuance in connection with such corporate purposes as may, from time to time, be considered advisable by the Board. Having such shares available for issuance in the future will give the Company greater flexibility and will allow the shares to be issued from time to time as determined by the Board and, unless otherwise required by NASDAQ rules or other applicable rules and regulations, without the expense and delay of a special stockholders’ meeting to approve the additional authorized capital stock. The corporate purposes for which the Company may issue common stock could include, without limitation, issuances in connection with stock splits or stock dividends, issuances in connection with future acquisitions, issuances pursuant to equity awards granted under current or future equity compensation plans and issuances in connection with equity financings. There are currently no commitments or understandings with respect to the issuance of any of the additional shares of Common Stock that would be authorized by the proposed Charter Amendment.

Effect of Proposed Charter Amendment

The issuance of additional shares of Common Stock in the future may have the effect of diluting earnings or loss per share, as well as the ownership and voting rights of the holders of our then-outstanding Common Stock. In addition, while the increase in the authorized number of shares of Common Stock is not designed to deter or prevent a change of control, under some circumstances we could use the additional authorized shares to create voting impediments or to frustrate persons seeking to effect a takeover or otherwise gain control of the Company by, for example, issuing those shares in private placements to purchasers who might side with our Board in opposing a hostile takeover bid. The Board is not aware of any attempt to take control of the Company and has not presented this proposal with the intention that the increase in our authorized shares of Common Stock be used as a type of anti-takeover device.

Rights of Additional Authorized Shares

Any authorized shares of Common Stock, if and when issued, would be part of our existing class of Common Stock and would have the same rights and privileges as the shares of Common Stock then-outstanding. The holders of Common Stock have no preemptive rights to subscribe for or purchase any additional shares of Common Stock that may be issued in the future.

Implementing the Proposed Charter Amendment

If approved by the Shareholders at the Annual Meeting, the proposed Charter Amendment will become effective upon the filing of a Certificate of Amendment with the Secretary of State of the State of Delaware, which filing is expected to occur promptly after the Annual Meeting.

Vote Required and Board Recommendation

Pursuant to applicable Delaware law, approval of the Charter Amendment requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock. Abstentions and broker non-votes will have the same effect as a vote cast against the proposal.

The Board recommends that the Shareholders vote FOR Proposal 2.

PROPOSAL NO. 3

RATIFICATION OF ERNST & YOUNG LLP AS OUR INDEPENDENT PUBLIC ACCOUNTANTS

Audit Committee Appointment – Ernst & Young LLP

Our Audit Committee, pursuant to authority granted to it by the Board, has selected Ernst & Young LLP as the Company’s independent registered public accounting firm to examine our annual consolidated financial statements for the year ending December 31, 2021. The Board is submitting this proposal to the vote of the Shareholders in order to ratify the Audit Committee’s selection. If Shareholders do not ratify the selection of Ernst & Young LLP, the Audit Committee will reconsider its selection of our independent registered public accounting firm for fiscal 2021, although the Audit Committee will be under no obligation to change its selection. Ernst & Young LLP has been our independent registered public accounting firm since July 1, 2013.

Fees Billed by Ernst & Young, LLP

Audit Fees

Fees and related expenses for the audit by Ernst & Young, LLP of our annual financial statements, its review of the financial statements included in our quarterly reports and other services that were provided in connection with statutory and regulatory filings totaled approximately $0.7 million for the year ended December 31, 2020 and $0.9 million for the year ended December 31, 2019.

Audit-Related Fees

During the years ended December 31, 2020 and 2019, Ernst & Young, LLP did not bill us for any audit-related fees.

Tax Fees

During the years ended December 31, 2020 and 2019, Ernst & Young, LLP did not bill us for tax-related professional services.

All Other Fees

During the years ended December 31, 2020 and 2019, Ernst & Young, LLP billed us $1,500 and $2,800, respectively, for other professional services, which includes a subscription to accounting-related reference information.

Policy on Audit Committee Pre-Approval of Fees

The Audit Committee must pre-approve all services to be performed for us by our independent registered public accounting firm. Pre-approval is granted usually at regularly scheduled meetings of the Audit Committee. If unanticipated items arise between regularly scheduled meetings of the Audit Committee, the Audit Committee has delegated authority to the chairman of the Audit Committee to pre-approve services, in which case the chairman communicates such pre-approval to the full Audit Committee at its next meeting. The Audit Committee also may approve the additional unanticipated services by either convening a special meeting or acting by unanimous written consent. During the years ended December 31, 2020 and 2019, all services billed by Ernst & Young, LLP were pre-approved by the Audit Committee in accordance with this policy.

Attendance at Annual Meeting

Representatives of Ernst & Young LLP are expected to attend the Annual Meeting virtually. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Vote Required and Board Recommendation

The proposal will be approved if a majority of the votes cast are voted in favor of the proposal. Abstentions and broker non-votes will not be treated as votes cast for or against the proposal, and therefore will have no effect on the outcome of the proposal.

The Board recommends that the Shareholders vote FOR Proposal 3.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company has established policies and other procedures regarding approval of transactions between the Company and any employee, officer, director, and certain of their family members and other related persons. These policies and procedures are generally not in writing but are evidenced by long standing principles adhered to by our Board. The disinterested members of the Board review, approve and ratify transactions that involve “related persons” and potential conflicts of interest. Related persons must disclose to the disinterested members of the Board any potential related person transactions and must disclose all material facts with respect to such transaction. All such transactions will be reviewed by the disinterested members of the Board and, in their discretion, approved or ratified. In determining whether to approve or ratify a related person transaction the disinterested members of the Board will consider the relevant facts and circumstances of the transaction, which may include factors such as the relationship of the related person with the Company, the materiality or significance of the transaction to the Company and the related person, the business purpose and reasonableness of the transaction, whether the transaction is comparable to a transaction that could be available to the Company on an arms-length basis, and the impact of the transaction on the Company’s business and operations.

Since the beginning of fiscal 2019, the Company did not have any transactions to which it has been a participant that involved amounts that exceeded or will exceed the lesser of (i) $120,000 or (ii) one percent of the average of the Company’s total assets at year-end for the last two completed fiscal years, and in which any of the Company’s directors, executive officers or any other “related person” as defined in Item 404(a) of Regulation S-K had or will have a direct or indirect material interest, other than:

•	David Patience, who is the son of John Patience, our Chairman of the Board, is an employee of the Company. For 2019, Mr. D. Patience’s annual salary was $145,000. Mr. Patience participated in the 2019 Sub-Plan electing to forfeit $60,000 in 2019 salary in exchange for 18,113 nonqualified stock options. From January 2020 through June 2020, Mr. D. Patience’s annual salary was $145,000. Mr. Patience participated in the 2020 Sub-Plan electing to forfeit $60,000 in 2020 salary in exchange for 15,161 nonqualified stock options. From July 2020 through January 2021, Mr. D. Patience’s annual salary was $170,000. On June 29, 2020, the Compensation Committee approved temporary salary reductions for Company management because of the ongoing COVID-19 crisis. To compensate impacted employees, the Committee approved awards of RSUs under the Accelerate Diagnostics, Inc. 2012 Omnibus Equity Incentive Plan. Mr. D. Patience incurred a salary reduction of $12,500 in exchange for RSUs of 1,355 shares of Common Stock. In February 2021, Mr. D. Patience’s annual salary was increased to $210,000.

•	On March 22, 2018, the Company entered into a purchase agreement with J.P. Morgan Securities LLC, as representative of the several initial purchasers named therein (collectively, the “Initial Purchasers”), to issue and sell $150 million aggregate principal amount of 2.50% Convertible Senior Notes due 2023 (the “Convertible Notes”) in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended. In addition, the Company granted the Initial Purchasers a 13-day option to purchase up to an additional $22.5 million aggregate principal amount of the Convertible Notes on the same terms and conditions, which was partially exercised by the Initial Purchasers on April 4, 2018 and resulted in an aggregate of $171.5 million of Convertible Notes issued.

The Schuler Family Foundation purchased an aggregate of $30.0 million of 2.50% Convertible Senior Notes due 2023 (the “Convertible Notes”) in the March 22, 2018 offering on the same terms as those under which other investors purchased the Convertible Notes, although no discount or commission in respect of such notes purchased by the Schuler Family Foundation was paid by the Company to the Initial Purchasers. During 2019 the Schuler Family Foundation purchased an additional $12.0 million of Convertible Notes on the open market. The Convertible Notes purchased by the Schuler Family Foundation constitute part of the same series as the other Convertible Notes sold in the offering, including with respect to voting rights under the indenture governing the Convertible Notes. Jack Schuler, a member of our Board, is the President of the Schuler Family Foundation.

The Convertible Notes bear interest at a rate of 2.50% per year, payable semi-annually on March 15 and September 15 of each year, beginning on September 15, 2018. The Convertible Notes will mature on March 15, 2023, unless earlier repurchased by the Company or converted pursuant to their terms. The initial conversion rate of the Convertible Notes is 32.3428 shares of Common Stock per $1,000 principal amount of notes (which is equivalent to an initial conversion price of approximately $30.92 per share). The conversion rate will be subject to adjustment upon the occurrence of certain specified events but will not be adjusted for accrued and unpaid interest. Upon conversion, the Company will pay or deliver, as the case may be, cash, shares of Common Stock, or a combination thereof, at its election.

As of March 11, 2021, the Schuler Family Foundation continued to hold an aggregate of $42 million of the Convertible Notes. For the year ended December 31, 2020, interest on the Convertible Notes in the aggregate amount of $1.1 million was paid to the Schuler Family Foundation.

•	On August 20, 2019, the Company and the John J. Phillips Investment Irrevocable Trust, dated July 31, 2019 (the “Phillips Trust”) entered into a securities purchase agreement (the “Purchase Agreement”) for the issuance and sale by the Company of an aggregate of 55,586 shares of the Company’s Common Stock in an offering exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the "Securities Act"), and Rule 506 promulgated thereunder. The shares were sold at a purchase price (determined in accordance with Nasdaq rules relating to the “market value” of the shares) of $17.99 per share, which was equal to the consolidated closing bid price reported by Nasdaq immediately preceding the time the Company entered into the Purchase Agreement, for an aggregate purchase price of approximately $1 million. The Purchase Agreement includes customary representations, warranties and covenants by the parties to the agreement. The spouse of Jack Phillips, our President and Chief Executive Officer and a member of our Board, is the beneficiary of the Phillips Trust, and a third-party serves as the trustee for the Phillips Trust.

•	On December 24, 2020, the Company entered into a securities purchase agreement (the “Securities Purchase Agreement”) with Jack W. Schuler, John Patience, Matthew Strobeck, Mark C. Miller, Thomas D. Brown and Jack Phillips, or entities affiliated with such persons (collectively, the “Purchasers”), for the issuance and sale by the Company of an aggregate of 4,166,663 shares of the Company’s common stock to the Purchasers in an offering exempt from registration pursuant to Section 4(a)(2) of the Securities Act and Rule 506 promulgated thereunder. Each of Jack W. Schuler, John Patience, Matthew Strobeck, Mark C. Miller, Thomas D. Brown and Jack Phillips is a member of the Board. Mr. Phillips also serves as the Company’s President and Chief Executive Officer. The entity affiliated with Jack W. Schuler that originally entered into the Securities Purchase Agreement subsequently entered into an assignment and assumption agreement whereby it assigned all of its rights and obligations as a Purchaser to three other entities that became Purchasers under the Securities Purchase Agreement. These three entities are related to Jack W. Schuler but are not affiliates of his. Pursuant to the Securities Purchase Agreement, the Purchasers agreed to purchase the shares at a purchase price (determined in accordance with Nasdaq rules relating to the “market value” of the Company’s common stock) of $7.68 per share, which is equal to the consolidated closing bid price reported by Nasdaq immediately preceding the time the Company entered into the Securities Purchase Agreement, for an aggregate purchase price of approximately $32 million. The closing of the purchase and sale of the shares is expected to occur in three approximately equal tranches. The first tranche closed on February 19, 2021. The second and third tranches are expected to close on March 31, 2021 and June 30, 2021, respectively, or such other dates as the parties may agree. Additionally, on December 24, 2020, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with the Purchasers pursuant to which the Company has agreed to register the resale of the shares. In accordance with the Registration Rights Agreement, the Company is required to prepare and file a registration statement with the SEC by the 90th calendar day following the closing date for the third tranche and to use reasonable best efforts to have the registration statement declared effective as soon as practicable after the filing.

The above related-party transactions were approved or ratified by the disinterested members of the Board.

ANNUAL REPORT

A copy of our Annual Report is being furnished to Shareholders concurrently herewith. An additional copy of our Annual Report may be obtained from www.proxyvote.com, or will be furnished, without charge, to beneficial shareholders or shareholders of record as of the record date upon request in writing to Accelerate Diagnostics, Inc., 3950 South Country Club Road, Suite 470, Tucson, Arizona 85714 or by telephone to (520) 365-3100.

HOUSEHOLDING

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single set of these proxy materials addressed to those stockholders. This process, which is commonly referred to as “householding,” reduces duplicate mailings and saves printing costs and postage fees, as well as natural resources.

Accordingly, Shareholders who share an address may receive only one copy of this Proxy Statement and the Annual Report unless contrary instructions are received. We will deliver promptly a separate copy of such proxy materials to any Shareholder who resides at a shared address and to which a single copy of the documents was delivered, if the Shareholder makes a request by contacting our Corporate Secretary at 3950 South Country Club Road, Suite 470, Tucson, Arizona 85714, or by telephone at (520) 365-3100. If you wish to receive separate copies of proxy statements and annual reports in the future, or if you are receiving multiple copies and would like to receive a single copy for your household, you should contact your broker, bank or other agent if your shares are held in street name. Alternatively, if you are a record holder of our Common Stock, you may contact Broadridge Financial Solutions Inc. either by calling toll-free at 1-800-542-1061, or by writing Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

SHAREHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR THE 2022 ANNUAL MEETING

If any Shareholder of the Company desires to have a proposal included in the Company’s 2022 proxy statement and form of proxy distributed by the Board pursuant to and in compliance with Rule 14a-8 under the Exchange Act, such proposal must be received at the Company’s offices, 3950 South Country Club Road, Suite 470, Tucson, Arizona 85714, Attention: Corporate Secretary, not later than [●], 2021. However, in the event that the Company holds its 2022 Annual Meeting of Shareholders more than 30 days before or 30 days after the one-year anniversary date of the 2021 Annual Meeting of Shareholders, the Company will disclose the new deadline by which shareholder proposals must be received under Item 5 of the Company’s earliest possible Quarterly Report on Form 10-Q or, if impracticable, by any means reasonably calculated to inform Shareholders.

Proposals to be presented at the 2022 Annual Meeting of Shareholders that are not intended for inclusion in the proxy statement, including director nominations, must be submitted by notice in writing and received by the Company at the above address no earlier than January 7, 2022 nor later than by February 6, 2022. However, if the 2022 Annual Meeting of Shareholders is held more than 30 days prior to or delayed by more than 60 days after the one-year anniversary of the 2021 Annual Meeting of Shareholders, such notice must be so received no earlier than the close of business on the 120th day prior to the date of the 2022 Annual Meeting of Shareholders and not later than the close of business on the later of: (1) the 90th day prior to such annual meeting and (2) the 10th day following the date the first public disclosure of the date of such annual meeting.

Please refer to the advance notice provisions of our Amended and Restated Bylaws for additional information and requirements regarding shareholders proposals and director nominations. We will not consider any proposal or nomination that is not timely or otherwise does not meet our Amended and Restated Bylaws’ and the SEC’s requirements for submitting a proposal or nomination, as applicable. We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal or nomination that does not comply with these and any other applicable requirements.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON FRIDAY, MAY 7, 2021:

The proxy statement for the Annual Meeting and the combined Annual Report to Shareholders and Annual Report on Form 10-K for the year ended December 31, 2020 are available at www.proxyvote.com.

OTHER MATTERS

We know of no other matters to be submitted for consideration by the Shareholders at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board may recommend. It is important that your shares be represented at the meeting, regardless of the number of shares which you hold. You are therefore urged to execute and return, at your earliest convenience, the accompanying proxy card in the postage-prepaid envelope enclosed. You may also submit your proxy over the Internet or by telephone. For specific instructions, please refer to the information provided with your proxy card.

By order of the Board of Directors,

/s/ Jack Phillips
Jack Phillips
President and Chief Executive Officer

APPENDIX A

CERTIFICATE OF AMENDMENT

TO THE

CERTIFICATE OF INCORPORATION

OF

ACCELERATE DIAGNOSTICS, INC.

Accelerate Diagnostics, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), hereby certifies as follows:

FIRST: That the following resolutions were duly adopted by the Corporation’s Board of Directors, in accordance with the Corporation’s Bylaws and the General Corporation Law of the State of Delaware, setting forth a proposed amendment to the Certificate of Incorporation of the Corporation as follows:

RESOLVED, that the Certificate of Incorporation be amended by deleting the current text of the first paragraph of Article IV (Capital Stock) in its entirety and replacing it with the following text (the “Amendment”):

“The Corporation shall be authorized to issue two classes of shares of capital stock, to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares of Common Stock and Preferred Stock that the Corporation shall have the authority to issue is one hundred and five million (105,000,000), of which one hundred million (100,000,000) shares shall be Common Stock, par value $0.001 per share, and five million (5,000,000) shares shall be Preferred Stock, par value $0.001 per share.”

FURTHER RESOLVED, any officer of the Corporation is authorized and directed to execute and file the Amendment with the Secretary of State of the State of Delaware and to take such further actions and execute such additional documents and make such additional filings as such officer shall determine to be necessary or appropriate to effectuate the foregoing resolutions.

FURTHER RESOLVED, that all actions heretofore taken by the officers, directors, or agents of the Corporation relating to the foregoing resolutions, be, and hereby are, approved, adopted, ratified, and confirmed in all respects.

SECOND: The foregoing Amendment to the Certificate of Incorporation was duly adopted by the Corporation’s Board of Directors by written consent in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

THIRD: The foregoing Amendment to the Certificate of Incorporation was duly approved by the Corporation’s stockholders by written consent in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to the Certificate of Incorporation to be signed by the undersigned duly authorized officer who declares under penalty of perjury that the matters set forth in the foregoing Certificate of Amendment are true and correct to his knowledge.

Dated: [•], 2021

ACCELERATE DIAGNOSTICS, INC.

/s/ Steve Reichling
Steve Reichling
Chief Financial Officer

PRELIMINARY COPY - SUBJECT TO COMPLETION

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 0 0 0 0 0 0 0 0 0 0000500847_1 R1.0.0.177 For Withhold For All All All Except The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees 01) Thomas D. Brown 02) Louise L. Francesconi 03) Mark C. Miller 04) John Patience 05) Jack Phillips 06) Jack Schuler 07) Matthew Strobeck, Ph.D. 08) Frank J.M. ten Brink 09) Charles Watts, M.D. ACCELERATE DIAGNOSTICS, INC. C/O BROADRIDGE PO BOX 1342 BRENTWOOD, NY 11717 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 05/06/2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 05/06/2021. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR proposals 2 and 3. For Against Abstain 2. To approve an amendment to the company's certificate of Incorporation to increase the total number of authorized shares of the company's common stock by 15,000,000 shares, to a total of 100,000,000 shares. 3. To ratify the selection of Ernst & Young LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2021. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

0000500847_2 R1.0.0.177 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Form 10-K and Notice and Proxy Statement are available at www.proxyvote.com ACCELERATE DIAGNOSTICS, INC. Annual Meeting of Shareholders May 7, 2021 11:00 AM (Local Time) This proxy is solicited by the Board of Directors The undersigned revokes all previous proxies, acknowledges receipt of the Notice of Annual Meeting of Shareholders to be held on May 7, 2021 and the Proxy Statement and appoints Jack Phillips as proxy, with the power to appoint his substitute, and hereby authorizes him to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of ACCELERATE DIAGNOSTICS, INC., a Delaware corporation (the "Company"), that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders of the Company to be held on Friday, May 7, 2021, at 11:00 AM, local time, virtually by clicking https://www.colonialstock.com/vm/axdx.htm, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side